Exhibit 10.6



                                 LOAN AGREEMENT

                                      among



                           KANEB SERVICES LLC ("KSL"),


                      KANEB PIPE LINE COMPANY LLC ("KPL"),


                                       and


                          BANK OF SCOTLAND (the "Bank")



                            dated as of July 13, 2001

                                TABLE OF CONTENTS

                                                                                                           Page No.


Section 1.  DEFINITIONS.........................................................................................  1

Section 2.  THE LOAN FACILITIES.................................................................................1

         2.1  The Loans.........................................................................................1
         2.2  Notice of Borrowing...............................................................................1
         2.3  The Note..........................................................................................2
         2.4  Wiring Account....................................................................................3
         2.5  Mandatory Prepayments of Loans....................................................................3
         2.6  Nature of Borrowers' Obligations; Effect of Notices...............................................3
         2.7  Voluntary Repayment...............................................................................4
         2.8  Reduction of Commitment...........................................................................4

SECTION 2A.  LETTERS OF CREDIT..................................................................................4

         2A.1  Requests.........................................................................................4
         2A.2  Issuances and Extensions.........................................................................5
         2A.3  Fees and Expenses................................................................................6
         2A.4  Disbursements....................................................................................7
         2A.5  Reimbursement....................................................................................7
         2A.6  Deemed Disbursements.............................................................................7
         2A.7  Nature of Reimbursement Obligations...............................................................8
         2A.8  [intentionally omitted]...........................................................................9
         2A.9  [intentionally omitted]...........................................................................9
         2A.10 Collateralization.................................................................................9

Section 3.  INTEREST..............................................................................................9

         3.1  Rate of Interest...................................................................................9
         3.2  Interest Payment Dates............................................................................10
         3.3  Overdue Payment of Principal and Interest.........................................................10
         3.4  Interest Periods..................................................................................10
         3.5  Rollovers.........................................................................................11
         3.6  Automatic Conversion.............................................................................11
         3.7  Capital Adequacy; Qualification Requirements......................................................12
         3.8  Determination of Rate of Borrowing................................................................13
         3.9  Requirements of Law...............................................................................14
         3.10 Required Termination and Prepayment...............................................................15
         3.11 Compensation......................................................................................15


Section 4.  COMMITMENT FEE, ETC.................................................................................16

         4.1  Commitment Fee....................................................................................16
         4.2  Facility Fee......................................................................................16

Section 5.  PAYMENTS, ETC.......................................................................................16

         5.1  Payments on NON-Business Days; Calculations.......................................................16
         5.2  Net Payments; Application.........................................................................17

Section 6.  CONDITIONS PRECEDENT TO INITIAL LOANS...............................................................19

         6.1  Default, etc......................................................................................19
         6.2  Note..............................................................................................19
         6.3  Supporting Documents..............................................................................19
         6.4  Security Documents................................................................................20
         6.5  Approvals and Consents............................................................................20
         6.6  Solvency Certificate..............................................................................20
         6.7  Legal Opinions....................................................................................21
         6.8  Change in Law.....................................................................................21
         6.9  All Proceedings to be Satisfactory................................................................21
         6.10 No Opposition.....................................................................................21
         6.11 Adverse Change....................................................................................21
         6.12 Fees and Expenses.................................................................................21
         6.13 Distribution......................................................................................21
         6.14 Consent to Service................................................................................21
         6.15 Registration of LP Units..........................................................................21

Section 6A.  CONDITIONS PRECEDENT TO SUBSEQUENT ..................................................................
                  LOANS AND LETTERS OF CREDIT....................................................................22

         6A.1  Certain Conditions...............................................................................22
         6A.2  Subsequent Opinions of Counsel...................................................................22
         6A.3  Officer's Certificate............................................................................22

Section 7.  AFFIRMATIVE COVENANTS...............................................................................23

         7.1  Financial Statements..............................................................................23
         7.2  Notice of Litigation..............................................................................25
         7.3  Payment of Charges................................................................................26
         7.4  Conduct of Business...............................................................................26
         7.5  [intentionally omitted]...........................................................................26
         7.6  [intentionally omitted]...........................................................................26
         7.7  [intentionally omitted]...........................................................................26
         7.8  Inspection of Books and Assets....................................................................26
         7.9  Payment of Indebtedness............................................................................27
         7.10 Further Assurances................................................................................27
         7.11 Notice of Default.................................................................................27
         7.12 Reserves..........................................................................................27
         7.13 Affiliate Transactions............................................................................27
         7.14 Solvency...........................................................................................27

Section 8.  NEGATIVE COVENANTS..................................................................................27

         8.1  Same Type of Business.............................................................................28
         8.2  Liens.............................................................................................28
         8.3  Other Indebtedness................................................................................29
         8.4  Advances and Loans................................................................................30
         8.5  Consolidation and Merger..........................................................................30
         8.6  Sale of Assets....................................................................................30
         8.7  Purchase of Assets................................................................................30
         8.8  Accounting Changes................................................................................31
         8.9  Related Transactions..............................................................................31
         8.10 Subsidiaries; Other Securities....................................................................31
         8.11[intentionally omitted]............................................................................31
         8.12 Investments.......................................................................................31
         8.13 Financial Covenants...............................................................................31
         8.14 Compliance with ERISA.............................................................................32
         8.15 Charter Documents.................................................................................32

Section 9.  EVENTS OF DEFAULT...................................................................................32

         9.1  Principal and Interest............................................................................32
         9.2  Representations and Warranties....................................................................33
         9.3  Negative Covenants................................................................................33
         9.4  Other Covenants...................................................................................33
         9.5  Other Obligations.................................................................................33
         9.6  KPP Entities......................................................................................33
         9.7  Insolvency........................................................................................34
         9.8  Security Documents................................................................................35
         9.9  Judgments.........................................................................................35
         9.10 Material Adverse Change...........................................................................35

Section 10.  REPRESENTATIONS AND WARRANTIES.....................................................................35

         10.1  Status; Validity.................................................................................36
         10.2  Compliance with Other Instruments................................................................36
         10.3  Litigation.......................................................................................37
         10.4  Compliance with Law..............................................................................37
         10.5  Capitalization of Borrowers and Subsidiaries.....................................................37
         10.6  Government Approvals.............................................................................38
         10.7  Federal Reserve Margin Regulations; Use of Proceeds..............................................38
         10.8  Taxes............................................................................................38
         10.9  Investment Company Act, etc......................................................................39
         10.10 Properties of the Borrower.......................................................................39
         10.11 Financial Condition..............................................................................39
         10.12 Disclosure.......................................................................................40
         10.13 Compliance with ERISA............................................................................40
         10.14 The Security Documents...........................................................................40
         10.15 [intentionally omitted] .........................................................................41

Section 11.  [INTENTIONALLY OMITTED]............................................................................41

Section 12.  MISCELLANEOUS......................................................................................41

         12.1  Calculations and Financial Data..................................................................41
         12.2  Amendment and Waiver.............................................................................41
         12.3  Expenses.........................................................................................41
         12.4  Benefits of Agreement; Descriptive Headings......................................................42
         12.5  Notices, Requests, Demands, etc..................................................................44
         12.6  Governing Law....................................................................................44
         12.7  Counterparts; Telecopies.........................................................................44
         12.8  Waiver...........................................................................................45
         12.9  Recoveries.......................................................................................45
         12.10 Jurisdiction.....................................................................................45
         12.11 Severability.....................................................................................46
         12.12 Right of Set-off.................................................................................46
         12.13 No Third Party Beneficiaries.....................................................................47
         12.14 Effectiveness....................................................................................47
         12.15 Survival; Integration............................................................................47
         12.16 Domicile of Loans................................................................................47
         12.17 No Usury.........................................................................................47
         12.18 Waiver of Jury Trial.............................................................................48
         12.19 Securities Act...................................................................................48

                                    EXHIBITS

EXHIBIT A                  Note
EXHIBIT B                  Notice of Borrowing
EXHIBIT C                  Pledge Agreement
EXHIBIT D                  Guaranty Agreement
EXHIBIT E                  Solvency Certificate
EXHIBIT F                  Distribution Agreement
EXHIBIT G                  KSI Credit Agreement
EXHIBIT H                  Compliance Certificate


                                    SCHEDULES

Schedule 8.2(f)            Liens
Schedule 8.3(b)            Indebtedness
Schedule 10.3              Litigation
Schedule 10.5(j)           Subsidiaries
Schedule 10.6              Governmental Approvals
Schedule 10.10(b)          Material Agreements

                                 LOAN AGREEMENT


     LOAN AGREEMENT dated as of July 13, 2001 among KANEB SERVICES LLC, a Delaware limited liability company ("KSL"), KANEB PIPE LINE COMPANY LLC, a Delaware limited liability company ("KPL"), and BANK OF SCOTLAND (the "Bank"). KSL and KPL are sometimes referred to herein, collectively, as the "Borrowers" and, individually, as a "Borrower".


                              W I T N E S S E T H :

     WHEREAS, Borrowers have requested that the Bank make available to them a revolving credit facility of up to $50,000,000 in the aggregate; and

     WHEREAS, the Bank is willing to extend such credit facility to the Borrowers on the terms and conditions herein provided;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS.

     (a) Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I (unless otherwise defined herein) and shall include in the singular number the plural and in the plural number the singular.

     (b) All references to Sections in this Agreement or in Annex I hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

Section 2. THE LOAN FACILITIES.

     2.1 The Loans. Subject to the terms and conditions set forth herein, the Bank agrees at any time and from time to time during the Commitment Period to make loans to the Borrowers (each a "Loan" and collectively, the "Loans") up to the Commitment; provided that on the date of the making of any Loan (and after giving effect thereto), the aggregate principal amount of Loans outstanding on such date (plus the aggregate amount of all LC Obligations on such date) shall not exceed (A) the Commitment then in effect, or (B) 66.67% of the Collateral Value on such day. During the Commitment Period, the Borrowers may utilize the Commitment by borrowing, prepaying the Loans in whole or in part without penalty or premium (except as otherwise provided by Section 3.11), and reborrowing, all in accordance with the terms and conditions hereof.

     2.2 Notice of Borrowing:

          (a) The Borrowers shall give at least four Business Days' prior written notice (a "Notice of Borrowing") to the Bank of the date (which shall be a Business Day during the Commitment Period) of each proposed borrowing hereunder (the "Borrowing Date"). Such notice shall specify (subject to the provisions of this Agreement) (i) the Borrowing Date, (ii) the total amount of the proposed borrowing, which shall be in a minimum amount of $500,000 (and, if greater, in integral multiples of $100,000), provided that the aggregate principal amount of such borrowing must equal or be less than the Unutilized Commitment (after giving effect to all other Notices of Borrowings for Loans and Issuance Requests pending at such time) at such time, and (iii) unless such Loan will be a Base Rate Loan, the requested Interest Period therefor. Unless otherwise agreed to by the Bank and a Borrower, the Notice of Borrowing for all Loans shall be substantially in the form of Exhibit B hereto. Unless otherwise agreed to in writing by the Bank and a Borrower, or as otherwise specifically provided in this Agreement, all Loans shall be LIBOR Loans.

          (b) The Borrowers may not designate more than one Interest Period for LIBOR Loans in the same Notice of Borrowing. No more than five LIBOR Loans (whether by way of initial borrowing or conversion or otherwise) may be outstanding at any time. Without the Bank's consent, no Loan shall be made or maintained if the principal amount thereof is less than $500,000. Without the consent of the Bank, the Borrowers shall not be entitled to make borrowings under the Commitment more than once in any calendar week.

          (c) [intentionally omitted]

          (d) [intentionally omitted]

          (e) The Bank will make the amount of its Loan or Loans available to the Borrowers on the applicable Borrowing Date, in immediately available Dollars, against delivery to the Bank at the Closing Office of such instruments, documents and papers as are provided for herein.

          (f) [intentionally omitted]

          (g) [intentionally omitted]

     2.3 The Note:

               (a) The Borrowers' obligation to pay the principal of, and interest on, the Loans shall be evidenced by a Note payable to the order of the Bank. The Note is entitled to the benefits of this Agreement and shall be secured by the Security Documents.

               (b) The principal  amount of all Loans  outstanding  from time to time, and interest accrued thereon, shall be recorded on the records of the Bank and, prior to any transfer of, or any action to collect, the Note, the unpaid principal amount of the Loans evidenced thereby shall be endorsed on the reverse side of the Note, together with the date of such endorsement and the date to which interest has been paid; any failure to make such endorsement and provide such other information, however, shall not affect the Borrowers' obligations hereunder or under the Note. The Borrowers' obligations to pay principal and interest in respect of the Note shall be limited to the unpaid principal amount of the Loans evidenced thereby and unpaid interest accrued for the periods during which such Loans are outstanding.

          2.4 Wiring Account. The Borrowers agree that the proceeds of all Loans shall (unless otherwise directed in a writing signed by both Borrowers) be wired or otherwise transferred into an account in a Borrower's name as directed in writing by a Borrower.

          2.5 Mandatory Prepayments of Loans.

               (a) The Borrowers shall prepay the Loans on the effective date of any reduction or termination in the Commitment to the extent that the aggregate principal amount of the Loans on such date shall exceed the amount equal to (x) the amount of the Commitment in effect on such date less (y) the amount of the LC Obligations at such time; if the Commitment is terminated in full, then the Borrowers shall immediately prepay in full the aggregate outstanding principal amount of all Loans.

               (b) (i) The Borrowers shall immediately prepay the Loans to the extent that the sum of (x) the aggregate outstanding principal amount thereof on any day, plus (y) the aggregate amount of LC Obligations outstanding on such day, shall exceed 66.67% of the Collateral Value on such day. Subject to the terms and conditions of this Agreement, amounts prepaid under this clause (b)(i) may be reborrowed.

                    (ii) As an  alternative  to the  prepayment  required by the foregoing clause (i) (but only if a Borrower so requests and the Bank advises the Borrower in writing that, solely with respect to such request, such alternative is acceptable to the Bank), the Borrowers shall immediately deliver and pledge to the Bank that number of additional LP Units which, when multiplied by the Market Value of such LP Units, shall equal 150% of the amount of such excess, together with a pledge agreement substantially similar to the Pledge Agreement. No request by a Borrower in accordance with this clause (b)(ii), nor any delay by the Bank in responding to any such request, shall relieve either Borrower of its obligations under clause (b)(i) immediately preceding; the Borrower shall have the right to utilize the alternative provided by this clause (b)(ii) only after receiving written acknowledgement from the Bank that, as to the particular instance in question, the Bank is amenable to such alternative.

               (c) Repayments pursuant to the foregoing provisions of this Section shall first be made against (to the extent available and subject to the other provisions of this Agreement) outstanding LIBOR Loans having an Interest Period ending on the date of such repayment, or to Base Rate Loans, as directed by a Borrower by written (or telephonic, promptly confirmed in writing) notice to the Bank or, in the absence of such direction, by the Bank.

               (d) The then-unpaid principal amount of the Loans shall be payable in full on the Maturity Date.

     2.6 Nature of Borrowers' Obligations; Effect of Notices. All of the obligations of the Borrowers hereunder and under the Note are joint and several. Each Borrower acknowledges that it will benefit from the proceeds of the Loans. Any notice required to be given to the Borrowers (or either of them) by the Bank pursuant to this Agreement or any other Loan Document may be given by the Bank to either of the Borrowers, and each of the Borrowers hereby acknowledges that any such notice given to the other Borrower shall be considered notice to both Borrowers for all purposes of this Agreement and the other Loan Documents. Each Borrower agrees and acknowledges that any notice, consent, election or other action given or taken, or any right exercised, by either Borrower hereunder (including, without limitation, any Notice of Borrowing and any selection of an Interest Period pursuant to Section 3.4) shall be binding on both Borrowers for all purposes of this Agreement and the other Loan Documents (and shall be deemed given, taken or exercised (as the case may be) by both Borrowers, whether or not it is expressly so provided in any other provision hereof or of the other Loan Documents. In the case that more than one such notice is given by the Borrowers, the first such notice to be received by the Bank shall be so binding.

     2.7 Voluntary Repayment. The Borrowers shall have the right, at any time and from time to time, by four Business Days' prior written notice to the Bank to prepay the Loans, in whole, or in part in integral multiples of $100,000 and without premium, but in each case subject to the payment of any compensation payable under Section 3.11 hereof; provided that at the time of any prepayment of the Loans in full, the Borrowers shall pay all interest accrued on the amount of such prepayment and all other amounts owing to the Bank in respect thereof including, without limitation, any compensation payable under Section 3.11 hereof. Subject to the terms and conditions of this Agreement, amounts prepaid under this Section 2.7 may be reborrowed.

     2.8 Reduction of Commitment.

          (a) The Borrowers shall have the right at any time and from time to time upon at least four Business Days' prior written notice to the Bank to reduce permanently in amounts equal to $500,000 (and if greater, in integral multiples thereof) or terminate the Commitment (but not in an amount in excess of the Unutilized Commitment at such time unless the provisions of Sections 2.5(a) and 2A.10 are complied with simultaneous with such reduction or termination). Any reduction or termination of the Commitment pursuant to this Section 2.8 shall be accompanied by the payment in full of any Commitment Fee then accrued hereunder.

          (b) Any reduction of the Commitment pursuant to this Section 2.8 below the amount of the LC Commitment shall result in a reduction of the LC Commitment on a dollar-for-dollar basis.

SECTION 2A. LETTERS OF CREDIT.

          2A.1 Requests.

          (a) By delivering to the Bank a written request (an "Issuance Request") on or before 10:00 a.m. Closing Office Time on a Business Day, the Borrowers may request, from time to time during the Commitment Period and on not less than five (unless the Bank otherwise consents) nor more than ten Business Days' notice, that the Bank issue an irrevocable standby letter of credit in such form as shall be acceptable to the Bank and a Borrower (a "Letter of Credit"), in support of such financial obligations of a Borrower which are described in such Issuance Request and are permitted by Section 2A.1(c). Each Issuance Request shall specify (i) the proposed date of issuance (which shall be a Business Day during the Commitment Period), (ii) the Stated Amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) a precise description of the documents and have attached the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Bank to make payment or accept drafts under the Letter of Credit.

          (b) Each Letter of Credit shall by its terms (unless otherwise consented to by the Bank):

               (i) be issued for the account of the Borrowers, and the Stated Amount of such Letter of Credit shall not exceed the then effective Unutilized LC Commitment (after giving effect to all Notice of Borrowings for Loans and other Issuance Requests pending at such time);

               (ii) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (x) one year from its date of issuance or
          (y) the last day of the Commitment Period; and, if renewable by its terms, shall not be renewed so as to expire on a date later than the earlier of (x) one year from the date of renewal or (y) the last day of the Commitment Period;

               (iii) on or prior to its Stated Expiry Date

                    (A) terminate immediately upon notice to the Bank thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, and

                    (B) reduce in part immediately to the extent the beneficiary thereunder has notified the Bank that the obligations covered thereby have been paid or otherwise satisfied in part; and

               (iv) be denominated only in Dollars.

          (c)  Letters  of Credit may be issued to  support  lease  obligations,
     statutory    obligations,    performance   and    return-of-money    bonds,
     self-insurance and other similar obligations of a Borrower.

2A.2 Issuances and Extensions.

          (a) Subject to the terms and conditions of this Agreement (including without limitation Section 6A), the Bank shall issue Letters of Credit in accordance with the Issuance Requests made therefor. The Bank will make each Letter of Credit available to the beneficiary thereof in accordance with the Issuance Request therefor. No Letter of Credit shall be issued unless the terms and conditions thereof are satisfactory to the Bank and a Borrower.

          (b) No Letter of Credit shall be issued if on the date of the proposed issuance thereof (and after giving effect thereto), the aggregate principal amount of Loans outstanding on such date (plus the aggregate amount of all LC Obligations on such date) shall exceed (A) the Commitment then in effect, or (B) 66.67% of the Collateral Value on such day.

2A.3 Fees and Expenses.

          (a) The Borrowers agree to pay to the Bank on the date of the issuance of each Letter of Credit a letter of credit fee with respect to such Letter of Credit equal to the LIBOR Margin of the Stated Amount of such Letter of Credit (the Letter of Credit Fee). Each such fee shall be payable by the Borrowers immediately prior to the issuance of the Letter of Credit to which it relates. In addition, the Borrowers shall at the same time pay to the Bank an issuance fee of $500 for each Letter of Credit issued. For purposes of this Section 2A.3, any renewal of a Letter of Credit shall be treated as an issuance thereof.

          (b) The fees referred to in Section 2A.3(a) shall be in addition to, and not in lieu of, fees required to be paid by the Borrowers pursuant to
     Section 4 hereof.

          (c) If any Regulatory Change shall at any time (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or participated in by any Bank Assignee, or (ii) subject letters of credit issued by the Bank or participations therein held by any Bank Assignee to any assessment or other cost imposed by the Federal Deposit Insurance Corporation or any successor thereto or (iii) impose on the Bank or any Bank Assignee any other or similar condition regarding any Letter of Credit, the commitment or obligation of the Bank to issue Letters of Credit hereunder or any Bank Assignee's participation therein and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Bank or any Bank Assignee of agreeing to issue, issuing or maintaining any Letter of Credit or its participation therein by an amount which the Bank or such Bank Assignee shall deem to be material (which increase in cost shall be the result of the reasonable allocation by the Bank or such Bank Assignee of the aggregate of such cost increases resulting from such events), then and in each case upon demand from time to time by the Bank or such Bank Assignee (furnished to either Borrower by the Bank), the Borrowers shall promptly pay to the Bank (for its account or the account of the such Bank Assignee, if applicable) additional amounts as directed by the Bank which shall be sufficient to compensate the Bank (or such Bank Assignee) for such increased cost from the date of such change, together with interest on each such amount, commencing three Business Days from the date demanded by the Bank (or such Bank Assignee), until payment in full thereof (after as well as before judgment) at a rate per annum equal to the Past Due Rate from time to time in effect. A certificate of the Bank (or such Bank Assignee) submitted to either Borrower (through the Bank, if from a Bank Assignee) as to any additional amount or amounts (including calculations thereof, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount or amounts, the Bank (or such Bank Assignee) shall act in good faith and may use any reasonable method of averaging and attribution as it shall deem applicable.

          (d) The provisions of Section 2A.3(c) and the remaining Sections of this Section 2A shall survive until one year after the later of (x) any termination of this Agreement and (y) the payment in full of the Note.

2A.4 Disbursements.

          (a) The Bank will notify a Borrower promptly of the presentment of each demand for payment under any Letter of Credit together with notice of the date (the "Disbursement Date") such payment shall be made.

          (b) Prior to 10:00 a.m., Closing Office Time, on the Disbursement Date, the Borrowers will reimburse the Bank by making payment to the Bank at the Closing Office for all amounts disbursed or to be disbursed by the Bank on that day (the "Disbursement") under such Letter of Credit (the "Reimbursement Obligation"). To the extent the Bank is not reimbursed in full in accordance with the foregoing provisions of this Section 2A.4(b), the Borrowers' Reimbursement Obligation shall accrue interest (after as well as before judgment) at a rate per annum equal to the Past-Due Rate from time to time in effect, payable on demand.

     2A.5 Reimbursement. The Borrowers' Reimbursement Obligation with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which either Borrower may have or have had against any beneficiary, the Bank or any Bank Assignee, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrowers to commence any proceeding against the Bank for any wrongful Disbursement made by the Bank under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Bank.

2A.6 Deemed Disbursements.

          (a) Upon the occurrence of any Event of Default under Section 9.7 (with respect to either Borrower) and also, at the option of the Bank, upon the occurrence and during the continuance of any other Event of Default, an amount equal to the LC Outstandings shall, without demand upon or notice to either Borrower, be deemed to have been paid or disbursed by the Bank (each, a "Deemed Disbursement") under all outstanding Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed). Upon notification by the Bank to either Borrower of the Borrowers' obligations under this Section 2A.6 (no such notification being required in the case of an Event of Default under Section 9.7 with respect to either Borrower), the Borrowers shall be immediately obligated to reimburse the aggregate amount of the Deemed Disbursements by paying the full amount thereof to the Bank prior to 10:00 a.m. Closing Office Time on the date of such Deemed Disbursement and any amount not so reimbursed shall accrue interest (after as well as before judgment) at a rate per annum equal to the Past Due Rate from time to time in effect, payable on demand. All Deemed Disbursements reimbursed by either Borrower pursuant to this
     Section 2A.6(a) shall be deposited into a single special depository account of the Borrower (the "Deemed Disbursement Account") maintained by the Borrowers with, and under the control of, the Bank (in New York or such other jurisdiction as the Bank and the Borrowers agree to) and titled appropriately so as to identify the nature of such account. The Borrowers shall take all such action, if any, as is necessary to assure that the Bank has a perfected first priority security interest in said account to the extent that such a security interest can be so granted and perfected in the jurisdiction in which such account is held. All of Borrowers' right, title and interest in and to all monies at any time in the Deemed Disbursement Account (and all Disbursement Earnings, if any, thereon) are hereby irrevocably pledged by the Borrowers to the Bank as security to secure the prompt payment to the Bank of all the Borrowers' liabilities to the Bank and to secure the performance by the Borrowers of their obligations under this Agreement; and such amounts may be applied to such liabilities in such order as the Bank may direct without notice to, or the consent of, either Borrower. The Borrowers shall be entitled to receive monies from the Deemed Disbursement Account only as permitted by Section 2A.6(b). The Bank shall invest the monies in the Deemed Disbursement Account in such types of investments as are agreed to by either Borrower and the Bank.

          (b) If any such Letter of Credit shall thereafter terminate without the Bank being required to pay the full amount of the Deemed Disbursement with respect to such Letter of Credit to the beneficiary thereunder, then (unless the Loans have matured, by acceleration or otherwise, or the Borrowers have failed to pay any amount then due and payable by it under this Agreement) the Bank will return to the Borrowers an aggregate amount equal to that portion of the Deemed Disbursement with respect to such terminated Letter of Credit not theretofore applied by the Bank to any Reimbursement Obligation with respect to such Letter of Credit or applied by the Bank in payment of the Note or any other obligation of the Borrowers under this Agreement or any of the Loan Documents. At such time when all Events of Default shall have been cured or waived, the Bank shall return to either or both of the Borrowers all amounts then on deposit in the Deemed Disbursement Account.

     2A.7 Nature of Reimbursement Obligations. The Borrowers shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. The Bank (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or of any draft, demand or other document, instrument or other paper relating to, or presented under, any Letter of Credit, or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Bank hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Bank in good faith shall be binding upon the Borrowers and each Bank Assignee hereunder and shall not put the Bank or any Bank Assignee under any resulting liability to either Borrower nor put the Bank under any resulting liability to any Bank Assignee. Nothing herein shall constitute a waiver by the Borrowers of any of their rights against any beneficiary of a Letter of Credit.

2A.8 [intentionally omitted]

2A.9 [intentionally omitted]

     2A.10 Collateralization. If, at any time (after giving effect to the provisions of Section 2.5(a) or 2.5(b), if applicable at such time) when no Loans are outstanding, the aggregate amount of the LC Obligations exceeds (x) the amount of the Commitment then in effect or (y) 66.67% of the Collateral Value, the Borrowers shall (if the Bank so requests):

          (i) immediately deposit an amount, in Dollars, equal to the amount of such excess in a cash collateral account (the "Shortfall Account") with the Bank, or

          (ii) as an alternative to the deposit required by the foregoing clause
     (i) (but only if a Borrower so requests and the Bank advises the Borrower in writing that, solely with respect to such request, such alternative is acceptable to the Bank), immediately deliver and pledge to the Bank that number of additional LP Units which, when multiplied by the Market Value of such LP Units, shall equal 150% of the amount of such excess, together with a Pledge Agreement, in each case on terms and conditions satisfactory to the Bank and as security for the Obligations. No request by a Borrower in accordance with clause (ii) preceding, nor any delay by the Bank in responding to any such request, shall relieve either Borrower of its obligations under clause (i) preceding; the Borrower shall have the right to utilize the alternative provided by said clause (ii) only after receiving written acknowledgement from the Bank that, as to the particular instance in question, the Bank is amenable to such alternative.

Section 3. INTEREST.

     3.1 Rate of Interest. The Borrowers agree to pay interest in respect of the unpaid principal amount of each Loan from time to time outstanding from the date the proceeds thereof are made available to either Borrower until maturity (whether by acceleration or otherwise) at the following interest rates: (i) each LIBOR Loan, at a rate per annum for each Interest Period applicable thereto equal to (x) LIBOR for such Interest Period plus (y) the LIBOR Margin, and (ii) each Base Rate Loan, at a rate per annum equal to (x) the Base Rate, such rate to change as and when such Base Rate changes, plus (y) the Base Rate Margin.

     3.2 Interest Payment Dates. Interest on and prior to maturity in respect of each Loan shall be payable in arrears (i) if such Loan is (x) a LIBOR Loan, on the last day of each Interest Period applicable thereto and, if such Interest Period is longer than three months, at the end of each three-month interval within such Interest Period or (y) a Base Rate Loan, on the last Business Day of each calendar quarter after the making thereof and on the last day of any Interest Period applicable thereto, (ii) upon any prepayment or repayment of such Loan in full (to the extent accrued on the amount prepaid or repaid) and
(iii) at maturity (whether by acceleration or otherwise). The Bank shall endeavor to notify the Borrowers prior to each such interest payment date of the amount to be paid by the Borrowers on such date, but no failure by the Bank to do so shall in any way affect the Borrowers' obligations hereunder to timely pay the full amount of interest due when due; however, no such amount paid in reliance on such a notice, or paid in accordance with the Borrowers' good faith calculations in the absence of such a notice, shall constitute an Event of Default under Section 9.1 unless the Borrowers shall fail to timely pay the full amount of any further adjustment as may be appropriate pursuant to notice to a Borrower from the Bank.

     3.3 Overdue Payment of Principal and Interest. Overdue principal of, and overdue interest in respect of, each Loan shall bear interest for each day, payable on demand, at a rate per annum (the "Past-Due Rate") equal to 2% per annum in excess of the interest rate otherwise applicable to such Loan (up to the end of the then-current Interest Period therefor) and thereafter equal to 2% per annum in excess of the Base Rate.

     3.4 Interest Periods. For purposes of this Agreement the term "Interest Period" shall mean (a) with respect to any LIBOR Loan:

          (i) initially, the period commencing on the borrowing date with respect to such Loan and ending one, two, three or six months thereafter, as selected by a Borrower in the Notice of Borrowing given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice (each an "Interest Period Notice") to the Bank not later than 10:00 a.m., Closing Office Time, four Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods for LIBOR Loans are subject to the following:

               (1) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the date final payment is due on the LIBOR Loan shall end on such date of final payment;

               (3) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (4) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan; and

               (5) in the absence of timely selection by the Borrowers of an Interest Period for a LIBOR Loan, the Interest Period shall be one month (subject to the other terms of this proviso); and

          (b) With respect to any Base Rate Loan, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending on the first to occur of the Maturity Date (whether by acceleration or otherwise) of such Loan or the conversion date with respect to such Loan.

     3.5 Rollovers. Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving an Interest Period Notice to the Bank, in accordance with Section 3.4, setting forth the length of the next Interest Period to be applicable to such Loan, provided that no LIBOR Loan may be continued (i) when any Default or Event of Default has occurred and is continuing and the Bank has determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.2(b) would be contravened or (iii) after the date that is one month prior to the end of the Commitment Period and provided, further, that if such continuation is not permitted, the Borrowers shall be required to pay such Loans on the last day of such then expiring Interest Period.

     3.6 Automatic Conversion. If, on or prior to a Eurodollar Interest Determination Date for a LIBOR Loan, the Bank shall have determined (which determination shall be conclusive and binding upon the Borrowers), that it would be impossible or unlawful to continue such Loan for another Interest Period or to make a LIBOR Loan then being requested because (i) the Bank does not expect to be able to fund such Loan for the Interest Period applicable thereto by obtaining a matching deposit in the London interbank market at the relevant time or (ii) the Bank has determined that it would be impossible, unlawful or contrary to a regulation, interpretation, order, directive or request (whether or not having the force of law) applicable to the Bank of any Government Authority, or any fiscal, monetary, central bank or other authority having jurisdiction over the Bank, for the Bank to make such Loan available to the Borrowers or to continue such Loan as a LIBOR Loan (as the case may be), then the Bank shall promptly notify (in writing or by telephone, promptly confirmed in writing) the Borrowers thereof and

          (a) with respect to an existing LIBOR Loan otherwise to be continued as such, such Loan shall at the end of the current Interest Period therefor be converted into a Base Rate Loan (if permitted by the other provisions of the Agreement) unless a Borrower shall have advised the Bank that the Borrowers do not want same to be so converted, in which event the Borrowers shall be required to repay such Loans at the end of such Interest Period; and

          (b) with request to a LIBOR Loan then being requested, such Loan shall instead be made as a Base Rate Loan (unless the Borrowers shall have requested prior to the Borrowing Date that such Loan not be made, in which event such Loan shall not be made).

3.7 Capital Adequacy; Qualification Requirements.

          (a) If the Bank shall have determined that the applicability after the date hereof of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or any holding company of the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by the Bank to be material, then, upon demand by the Bank, the Borrowers shall pay to the Bank from time to time such additional amount or amounts as will compensate the Bank or the Bank's holding company (as determined by the Bank in good faith) for any such reduction suffered as a consequence of the Bank's obligations hereunder, together with interest on each such amount (commencing three Business Days from the date demanded) until payment in full thereof at the Base Rate. A certificate of the Bank submitted to the Borrowers as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount or amounts, the Bank may use any reasonable method of averaging and attribution as it shall deem applicable.

          (b) If the Bank shall have determined that the applicability of any Qualification Requirement, or any Regulatory Change or change in any
     Qualification Requirement or in the enforcement or interpretation or administration of any Qualification Requirement by any Governmental Authority charged with the enforcement or interpretation or administration thereof, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such applicability, adoption, change or compliance by an amount reasonably deemed by the Bank to be material, then, upon demand by the Bank, the Borrowers shall pay to the Bank from time to time such additional amount or amounts as will compensate the Bank or the Bank's holding company (as determined by the Bank in good faith) for any such reduction suffered as a consequence of the Bank's obligations hereunder, together with interest on each such amount (commencing three Business Days from the date demanded) until payment in full thereof at the Base Rate. A certificate of the Bank submitted to the Borrowers as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount or amounts, the Bank may use any reasonable method of averaging and attribution as it shall deem applicable. "Qualification Requirement" shall mean any Legal Requirement that solely by reason of (and without regard to any other activities of the Bank in any jurisdiction in which Collateral is located) the entering into, performance and enforcement of this Agreement and the other Loan Documents by the Bank constitutes "doing business" by the Bank in any jurisdiction, imposes on the Bank any liability for taxes or other governmental charges, requires qualification by the Bank to do business in any jurisdiction or requires a "business activity," "doing business" or similar report or notice to be filed by the Bank in any jurisdiction.

          (c) No demand for compensation under this Section 3.7 shall be made by the Bank unless the Bank is making similar demands upon similarly situated borrowers.

3.8 Determination of Rate of Borrowing.

          (a) As soon as practicable after 11:00 a.m., Closing Office time, on each Eurodollar Interest Determination Date for a LIBOR Loan, the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) LIBOR to be applicable to such LIBOR Loan for the next succeeding Interest Period therefor and shall promptly give notice thereof in writing or by telephone (confirmed in writing) to the Borrowers.

          (b) Notwithstanding the foregoing, in the event that prior to the first day of any Interest Period for a LIBOR Loan:

               (i) the Bank shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period, or

               (ii) the Bank shall have reasonably determined (which determination shall be conclusive and binding upon the Borrowers) that LIBOR determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Bank of making or maintaining its affected Loans during such Interest Period, the Bank shall give written or telephonic (promptly confirmed in writing) notice thereof to the Borrowers as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (y) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. No further LIBOR Loans shall be made or continued as such until the circumstances causing such suspension no longer exists.

     3.9 Requirements of Law.

          (a) If the Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that by reason of (x) the requirements of Regulation D of the Board of the Governors of the Federal Reserve System or (y) any Regulatory Change after the date hereof or (z) other circumstances affecting the Bank (such as for example but not limited to a change in official reserve requirements or increased capital reserves required or imposed by any regulatory authority or entity (domestic or foreign) having jurisdiction over or with respect to the Bank or any change in the basis of taxation of payments to the Bank of principal or interest on any LIBOR Loan (other than taxes covered by Section 5.2 or taxes on the Bank's overall income by the jurisdiction where the Bank's principal or lending office or offices are located) to the extent not provided for in clause (x) above), the Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any LIBOR Loan, then, and in any such event, the Bank shall promptly give notice in writing or by telephone (confirmed in writing) to the Borrowers of such determination. Thereafter, the Borrowers shall pay to the Bank, upon written demand therefor, such additional amounts (which may be in the form of an increased rate of, or a different method of calculating, interest if the Borrowers and the Bank so agree) as shall be sufficient to compensate the Bank for such increased cost or reduction in amounts received or receivable, provided that in the case of any such determination pursuant to clause (x) with respect to any LIBOR Loan, the written notice from the Bank to the Borrowers shall specify the additional amount required to be paid with respect to such Loan (with such amount so stated to be final with respect to each Interest Period therefor until notice is received by the Borrowers from the Bank that the condition giving rise to such determination is no longer applicable) and such additional amount shall be paid at the same time, and together with, the interest otherwise payable in respect of such LIBOR Loans for such affected Interest Periods. Each such notice or demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto; provided that before giving any such notice or making any such demand, the Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such designation would avoid the need for, or materially reduce the amount of, such increased cost.

          (b) If the Bank has invoked the provisions of subsection 3.9(a) (other than in respect of clause (x) thereof), the Borrowers may (subject to the other provisions of this Agreement) exercise any one of the following options if the exercise of such option shall eliminate the need to pay compensation to the Bank pursuant to Section 3.9(a):

               (i) If such determination relates only to LIBOR Loans then being requested by the Borrowers pursuant to a Notice of Borrowing, the Borrowers may, prior to the date on which such LIBOR Loans are to be made, by giving notice in writing or by telephone (confirmed in writing) to the Bank, withdraw such Notice of Borrowing.

               (ii) Upon written notice to the Bank, the Borrowers may terminate the obligation of the Bank to make or maintain Loans as LIBOR Loans and, in such event, the Borrowers shall on the first day of the next occurring Interest Period applicable thereto convert all LIBOR Loans into Base Rate Loans by written notice to the Bank thereof.

               (iii) The Borrowers may, by giving notice in writing or by telephone (confirmed in writing) to the Bank, require the Bank to make the LIBOR Loan then being requested as a Base Rate Loan and to convert each LIBOR Loan then outstanding that is so affected into a Base Rate Loan on the first day of the next occurring Interest Period applicable thereto, or within such earlier period, as is required by law.

     3.10 Required Termination and Prepayment. In the event that at any time the Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of any of its LIBOR Loans has become unlawful by compliance by the Bank in good faith with any law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Bank shall promptly give notice in writing or by telephone (confirmed in writing) to the Borrowers of such determination; provided that before giving any such notice, the Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Bank to continue to perform its obligations to make LIBOR Loans affected by such determination. Upon receiving such notification, the Borrowers shall (subject to the other provisions of this Agreement) forthwith take one of the actions specified in Section 3.9(b) (to the extent required to cure such condition). If the Borrowers have not exercised one of the options specified in Section 3.9(b) within the time periods therein prescribed, the Borrowers shall be deemed to have exercised the option set forth in clause (iii) of Section 3.9(b) (requiring the making, continuance or conversion into Base Rate Loans) and to have given the notice specified therein. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to the Bank such amounts, if any, as may be required pursuant to Section 3.11. If circumstances subsequently change so that the Bank shall determine that it is no longer so affected, the Bank will promptly notify the Borrowers, and upon receipt of such notice, the obligations of the Bank to make or continue such LIBOR Loans or to convert Loans into such LIBOR Loans shall be reinstated.

     3.11 Compensation. The Borrowers shall compensate the Bank, upon written request by the Bank (which request shall, absent manifest error, be final and conclusive and binding upon all parties), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to make or carry its LIBOR Loans and any reasonable loss (including any loss of margin) sustained by the Bank in connection with the liquidation or re-employment of such funds), which the Bank may sustain: (i) if for any reason (other than a default by the Bank) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment, repayment or conversion of any of its LIBOR Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by a Borrower, or (iv) as a consequence of any default by a Borrower hereunder.

Section 4. COMMITMENT FEE, ETC.

     4.1 Commitment Fee. The Borrowers agree to pay to the Bank a commitment fee with respect to the Commitment for the period commencing on the Closing Date, to and including the date on which the Commitment has been permanently terminated in full, equal to at a rate per annum equal to the Commitment Fee Rate on the average daily Unutilized Commitment during the period for which payment is made (the "Commitment Fee"). For the purposes of the preceding sentence, issuance of Letters of Credit shall be deemed to be a utilization of the Bank's Commitment in an amount equal to LC Outstandings. Such Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Commitment shall be permanently terminated. The Bank shall endeavor to notify the Borrowers prior to the end of each such calendar quarter of the amount to be paid by the Borrowers at the end of such quarter, but no failure by the Bank to do so shall in any way affect the Borrowers' obligations hereunder to timely pay the full amount due when due; however, no such amount paid in reliance on such a notice, or paid in accordance with the Borrowers' good faith calculations in the absence of such a notice, shall constitute an Event of Default under Section 9.1 unless the Borrowers shall fail to timely pay the full amount of any further adjustment as may be appropriate pursuant to notice to the Borrowers from the Bank.

     4.2 Facility Fee. The Borrowers agree to pay to the Bank a facility fee equal to 1.25% of the Commitment on the Effective Date (the "Facility Fee). The Facility Fee shall be payable 1/3 on the Effective Date, 1/3 on the first anniversary of the Effective Date and 1/3 on the second anniversary of the Effective Date, provided that if the Commitment has been permanently terminated in full, the balance of the Facility Fee shall be payable in full on the date the Commitment has been permanently terminated in full.

Section 5. PAYMENTS, ETC.

     5.1 Payments on Non-Business Days; Calculations. Except as otherwise set forth in clause (1) of the proviso to Section 3.4(a), whenever any payment to be made hereunder or otherwise in connection with any Loan shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. Interest hereunder (including, without limitation, interest on the Loans) and under the Loan Documents (other than any interest on the Deemed Disbursement Account) and Commitment Fees shall be calculated on the basis of a 360 day year and the actual number of days elapsed; if for any reason a Loan is repaid on the same day on which it is made, one day's interest (subject to the other provisions of this Agreement) shall be paid on that Loan. The Borrowers hereby authorize and direct the Bank to charge any account of either Borrower maintained at any office of the Bank with the amount of any principal, interest or fee when the same becomes due and payable under the terms hereof or of the Note; provided, however, that the Bank shall not be under any obligation to charge any such account.

     5.2 Net Payments; Application.

          (a) All payments hereunder and under the other Loan Documents (including, without limitation, prepayments and repayments pursuant to Section 2) shall be made by the Borrowers to the Bank in immediately available, freely transferable, freely convertible same day Dollars at the Closing Office without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after (i) withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on the amounts described above by any government or any political subdivision or taxing authority thereof, other than any tax (other than such taxes referred to in clause (ii) below) imposed on the Bank pursuant to the income tax laws of the jurisdiction where the Bank's principal or lending office or offices are located (collectively, the "Taxes") and (ii) deduction of an amount equal to any taxes on or measured by the net income payable to the Bank with respect to the amount by which the payments required to be made by this Section 5.2 exceed the amount otherwise specified to be paid under this Agreement and the Note) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note. With respect to each such deduction or withholding, the Borrowers shall promptly (and in no event later than 30 days thereafter) furnish to the Bank such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate to which the Bank or any holder of a Note may be entitled. The Bank, not being a bank organized and existing under the laws of the United States of America or any political subdivision thereof, agrees to furnish the Borrowers, as soon as practicable after any written request of the Borrowers to such effect, any executed form reasonably requested by the Borrowers such as IRS Form W-8BEN or W-8ECI, and any other applicable form as to the Bank's entitlement, if any, to exemption from, or a reduced rate of, or its subjection to withholding tax on amounts payable to it hereunder or under the Note and the Bank undertakes to use its best efforts promptly to notify the Borrowers of any material change in any information, statement or form so furnished to the Borrowers; provided, however, that any failure on the part of the Bank to furnish any such information, statements or forms shall in no way affect the terms of this Agreement or of the Note. Notwithstanding the foregoing, in the event the Bank fails to furnish any such information, statements or forms, the Borrowers shall only pay to the Bank such amounts under this Agreement and the Note as are due without those additions described in clauses (i) and
     (ii) above that would not have been required had such information, statements or forms been provided in a timely fashion. As promptly as practicable after the Bank becomes aware of the existence or occurrence of an event giving rise to the imposition of withholding tax upon amounts payable to it hereunder or under the Note, the Bank shall use its best efforts to transfer its Loans or Commitment to another office of the Bank with a view to avoiding or mitigating the consequences of such tax. If the Bank determines that it is unable to effect such transfer on or before the thirtieth day after the date the Bank becomes aware of the existence or occurrence of an event giving rise to the imposition of withholding tax, the Bank shall promptly give notice of such determination to the Borrowers. If either Borrower receives notice of such determination from the Bank, the Borrowers may, by notice to the Bank, indicate their intention to prepay the affected Loan in full (but with all premiums, if any, provided for in this Agreement and with interest accrued to the date of prepayment on such Loan and all other amounts then payable to the Bank hereunder) on the tenth Business Day after the date of such notice of intention. On or before the tenth day after receipt of any such notice of intention, the Bank may, by notice to the Borrowers, irrevocably elect to receive payments hereunder reduced by the amount of such withholding. If such an election is so made, the Borrowers (i) shall cease to be under any further obligation to pay any such additional amount in respect of such withholding and (ii) shall cease to be entitled so to prepay the Loan by virtue of being required to make such withholding. If the Bank has become subject to such withholding tax, it shall use its best efforts to provide the Borrowers with an affidavit, within 30 days after the Bank files its tax return, setting forth the amount of any tax credit it received with respect thereto.

          (b) Unless otherwise specifically provided herein, all payments under or pursuant to, or in satisfaction of any of the Borrowers' obligations under this Agreement or under the Note will be applied in the following order of priority: (i) to any amounts not otherwise listed in this Section 5.2(b) then due and payable under this Agreement, the Note or the Security Documents, (ii) to any Commitment Fee, Facility Fee or other fees then due and payable pursuant to Section 4.1 of this Agreement, (iii) to any interest on the Loans then due and payable (unless otherwise specified by Borrowers, pro rata according to the aggregate amount of interest then due and payable on the Loans), (iv) to any principal amount then due on the Loans, and (v) to any amounts owed by the Borrowers not then due on such Loans.

          (c) [intentionally omitted]

          (d) If (i) the Borrowers make any payment to the Bank under Section 5.2(a), (ii) there are no amounts then payable, but unpaid, by the Borrowers under this Agreement or the other Loan Documents, and (iii) no Default or Event of Default has occurred which has not been remedied by the Borrowers or waived by the Bank, the Bank shall negotiate with the Borrowers with a view to reimbursing the Borrowers, following receipt by the Bank (and the passage of all periods for the audit of the tax records of the Bank by the appropriate tax authority for the period in question), such proportion of any available credit against, or remission for, tax as the Bank in good faith certifies to be attributable to this Agreement or the other Loan Documents and the proportion which will leave it (after reimbursement to the Borrowers) in no worse position than it would have been in had the relative withholding or deduction never been required. This Section shall not impose any obligation on the Bank:

               (1) to manage its tax or other affairs in any particular  manner;
          or

               (2) to claim any credit against, or remission for, tax payable on amounts received by it under this Agreement or the other Loan Documents in priority to any other tax relief, or allowance for tax borne by it, on such amounts; or

               (3) to disclose any information concerning its tax affairs to the Borrowers or to any other Person.

     Any reimbursement to the Borrowers shall be made promptly after any such certification by the Bank of any amount due to the Borrowers.

Section 6. CONDITIONS PRECEDENT TO INITIAL LOANS.

     The Bank shall not be obligated to make any Loan or issue any Letter of Credit hereunder unless on or before the Closing Date the following conditions (unless otherwise specifically indicated) have been fulfilled to the satisfaction of the Bank (or waived by the Bank):

     6.1 Default, etc. After giving effect to any Loans made and Letters of Credit issued on the Closing Date, there shall exist no Default or Event of Default and all representations and warranties made by the Loan Parties herein or in the other Loan Documents or otherwise by the Loan Parties in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

     6.2 Note. The Bank shall have received the Note, duly executed and completed by the Borrowers.

     6.3 Supporting Documents. There shall have been delivered to the Bank such information and copies of documents, approvals (if any) and records (certified where appropriate) of corporate and legal proceedings as the Bank may have reasonably requested relating to the Loan Parties entering into, issuance and performance of the Loan Documents and the other agreements and documents related thereto to which each is a party. Such documents shall, in any event, include:

          (a) certified copies of the Charter Documents of each Loan Party and KPP, KPOP, STSI and STOP;

          (b) certificates of authorized officers of each Loan Party, KPP and KPOP, certifying the resolutions of each such entity relating to the entering into and performance of the aforesaid documents to which such entity is a party and the transactions contemplated thereby;

          (c) certificates of authorized officers of each Loan Party, KPP and KPOP with respect to the incumbency and specimen signatures of their respective officers or representatives authorized to execute such documents and any other documents and papers, and to take any other action, in connection therewith; and

          (d)  a  certificate   of  an  authorized   officer  of  each  Borrower
     certifying,  as of the Closing  Date,  compliance  with the  conditions  of
     Section 6.1, 6.5, 6.6, 6.10 and 6.13 and also the absence of any Material Adverse Changes of the type referred to in Section 6.11.

     6.4 Security Documents. There shall have been delivered to the Bank:

          (a) A Pledge Agreement executed by KSL covering all present and future Equity Interests of KSL in any Subsidiary (other than KPL), together with
     (x) any certificates representing such Equity Interests and (y) undated stock or similar powers for such certificates executed in blank;

          (b) A Pledge Agreement executed by KPL covering (1) 4,095,500 LP Units owned by KPL, (2) all distributions, dividends, cash, interest and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of KPL's interests or rights as the general partner of KPP and KPOP, (3) all present and future Equity Interests of KPL in any Subsidiary, together with (x) any certificates representing such LP Units and Equity Interests and (y) undated stock or similar powers for such certificates executed in blank;

          (c) A Pledge Agreement executed by KI covering 500,000 LP Units owned by KI, together with (x) any certificates representing such LP Units and
     (y) undated stock or similar powers for such certificates executed in blank;

          (d) A Guaranty Agreement executed by each Loan Party other than the Borrowers;

          (e) Such consents of third parties as the Bank may reasonably request;

          (f) Evidence of all filings of financing statements under the applicable Uniform Commercial Code (to the extent required to perfect any security interest in any collateral), satisfactory Lien search requests on Form UCC-11 and analogous forms, confirming the absence of any perfected Liens (except Permitted Liens) and all other actions with respect to the Liens created by the Security Documents as are necessary or appropriate to perfect such Liens; and

          (g) To the extent required by the Bank, a release (in form and substance satisfactory to the Bank) of all Liens (except Permitted Liens) in all assets of the Loan Parties, including (to the extent applicable) properly executed UCC-3 termination statements and similar documents under the applicable laws of other relevant jurisdictions.

     6.5 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Government Authority, or any other Person, required to authorize or required in connection with the Distribution or the execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by any Loan Party or KPP Entity shall have been obtained.

     6.6 Solvency Certificate. There shall have been delivered to the Bank a certificate (substantially in the form of Exhibit E hereto) from the CFO of each Borrower to the effect that, after giving effect to the transactions contemplated by this Agreement and the Distribution Agreement each Borrower (x) is Solvent, (y) does not have unreasonably small capital to conduct its business, and (z) has not incurred debts beyond its ability to pay such debts as they become due.

     6.7 Legal Opinions.

          (a) The Bank shall have received a legal opinion of Fulbright & Jaworski L.L.P., counsel for the Loan Parties, in form and substance reasonably satisfactory to the Bank, addressed to the Bank and dated the Closing Date.

          (b) If requested by the Bank, the Bank shall have received a legal opinion of local counsel for the Bank, covering such matters incident to the transactions contemplated hereby as the Bank may request.

     6.8 Change in Law. No change shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any
Government Authority or other Person which, in the opinion of the Bank, would make it illegal for the Bank to make any Loan required to be made (or any Letter of Credit required to be issued).

     6.9 All Proceedings to be Satisfactory. All material corporate, partnership, limited liability company and legal proceedings and all material instruments in connection with the transactions contemplated by this Agreement and the other documents referred to herein shall be satisfactory in form and substance to the Bank, and the Bank shall have received information and copies of all documents which the Bank may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate officers or Government Authorities.

     6.10 No Opposition. No suit, action or proceeding shall be pending or threatened before or by any Government Authority or other Person seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

     6.11 Adverse Change. There shall have been, in the Bank's reasonable opinion, no Material Adverse Change with respect to each Loan Party since the later of its respective formation or January 1, 2001.

     6.12 Fees and Expenses. The Letter of Credit Fees payable on issuance of any Letters of Credit to be issued and the Facility Fee payable on or before such date shall have been paid in full. The legal fees and expenses of the Bank's counsel in connection with the transactions contemplated by this Agreement shall (to the extent demand for payment thereof shall have been made) have been paid in full.

     6.13 Distribution. Each of the conditions set forth in Article 7 of the Distribution Agreement shall have been fulfilled and the Distribution shall have been effected.

     6.14 Consent to Service. The Borrowers shall have delivered to the Bank the consent of the Process Agent to acting as such, as more fully set forth in
Section 12.10 hereof.

     6.15 Registration of LP Units. On or before September 30, 2001 an effective registration statement covering resales of the LP Units and complying with the relevant requirements of Federal securities laws covering the LP Units has been declared effective by the SEC and the Bank shall have received a copy of the notice from the SEC confirming such a registration statement is effective.

     All documents and papers required by this Section 6 shall be in form and substance reasonably satisfactory to the Bank and delivered to the Bank at its Closing Office or as the Bank may otherwise direct.

     Notwithstanding any other provision of this Agreement, if the conditions set forth in Section 6 of this Agreement (except as specifically indicated in Section 6.15) have not been fulfilled on or before July 31, 2001, the commitments of the Bank to make the Loans or issue the Letters of Credit shall be terminated in full.

Section 6A. CONDITIONS PRECEDENT TO SUBSEQUENT LOANS AND LETTERS OF CREDIT.

     The Bank shall not be obligated to make any Loans or issue any Letters of Credit after the Closing Date unless, at the time of the making of such Loan or issuing such Letter of Credit (except as hereinafter indicated) the following conditions (unless waived in writing by the Bank) have been satisfied:

     6A.1 Certain Conditions. At the time of the making of such Loan or issuing such Letter of Credit, and immediately after giving effect thereto, (a) all deficiencies, if any, with respect to conditions precedent to any prior Loan or Letter of Credit shall have been corrected, (b) all of the conditions specified in Sections 6.1, 6.5, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13 and 6.15 (by the date indicated in Section 6.15) shall be satisfied in full (with any reference in any of such Sections to the Closing Date or the initial Loans made to be deemed a reference to the Loan or Letters of Credit (as the case may be) then requested to be made), (c) each of the documents specified in Sections 6.2, 6.3, 6.4, 6.6 and 6.14 shall have been delivered and shall be in full force and effect and no Loan Party thereto shall have failed to perform in any material respect any of its obligations thereunder, (d) no issuer of any legal opinion issued in connection with any Loan Document or the making of any Loan or issuance of any Letter of Credit shall have rescinded or qualified any such legal opinion, and
(e) no issuer thereof shall have rescinded or qualified any of the financial statements, certificates, letters, reports or other opinions referred to in
Section 6.

     6A.2 Subsequent Opinions of Counsel. If reasonably requested by the Bank, the Bank shall have received from any or all of the counsel referred to in
Section 6 or other counsel satisfactory to the Bank such favorable supplemental legal opinions addressed to the Bank and dated the date of such Loan or Letter of Credit and covering such matters incidental to the transactions contemplated by this Agreement as the Bank shall reasonably request, each of which opinions shall be in form and substance satisfactory to the Bank.

     6A.3 Officer's Certificate.

          (a) If requested by the Bank, the Bank shall have received a certificate of authorized officers of the Borrowers certifying, as of the date of the Loan then being made or Letter of Credit then being issued, compliance with the provisions of Section 6.1 (with the reference therein to Loan or Letter of Credit being deemed a reference to the Loan being made or Letter of Credit being issued on the date of said certificate) and further to the effect that the conditions specified in Section 6A.1 are satisfied at such time. Any such certificate shall be given "to the best of such officers' knowledge, based upon due and adequate investigation" or as otherwise agreed by the Borrowers and the Bank.

          (b) The making of each Loan and the issuance of each Letter of Credit subsequent to the Closing Date shall constitute a representation and warranty by the Borrowers to the Bank that, at the time of said subsequent Loan or Letter of Credit (and after giving effect thereto), (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made by a Loan Party in connection herewith or therewith are true and correct in all material respects with the same effect as though such representations and warranties were being made at and as of such time, (ii) no Default or Event of Default exists and (iii) the conditions specified in Section 6A.1 are satisfied at such time.

     All of the documents and papers referred to in this Section 6A shall be in form and substance reasonably satisfactory to the Bank and shall be delivered to the Bank at its Closing Office or at such other office as the Bank may from time to time specify to the Borrowers.

Section 7. AFFIRMATIVE COVENANTS.

     The Borrowers jointly and severally covenant and agree hereby that, so long as this Agreement is in effect and while any Letter of Credit is outstanding and until the Commitment is terminated and all of the Loans, together with interest, and all fees and all other obligations incurred hereunder (including Deemed Disbursements and Reimbursement Obligations and fees and disbursements in connection therewith), are paid in full, the Borrowers will perform, and will cause to be performed, the obligations set forth in this Section 7 (unless the Bank should otherwise consent in writing).

     7.1 Financial Statements. Each Borrower will furnish to the Bank:

          (a) As soon as practicable and in any event within 60 days after the close of each of the first three quarters of each Fiscal Year, as at the end of and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, as the case may be, an unaudited consolidated balance sheet of KSL and its consolidated Subsidiaries and a consolidated statement of income and change in retained earnings of KSL and its consolidated Subsidiaries, together with a cash flow statement, such statements to be accompanied by consolidating balance sheets, income statements and other relevant consolidating information for KSL and its consolidated Subsidiaries, all in reasonable detail and certified by the CFO of the Borrower subject to year-end audit and adjustments and setting forth in comparative form (to the extent available) the corresponding figures as of one year prior thereto or for the appropriate periods of the preceding Fiscal Year, as the case may be;

          (b) As soon as practicable and in any event within the earlier of (x) five days after the Borrower receives same or (y) one hundred and five
     (105) days after the close of each Fiscal Year of KSL, KPL and MOL, as at the end of and for the Fiscal Year just closed, as the case may be, consolidated balance sheet(s) of KSL and its consolidated Subsidiaries, KPL and its consolidated Subsidiaries and MOL and its consolidated Subsidiaries, and consolidated statement(s) of income and retained earnings of KSL and its consolidated Subsidiaries, KPL and its consolidated Subsidiaries and MOL and its consolidated Subsidiaries for such Fiscal Year setting forth, in the case of consolidated balance sheets and statements, the corresponding figures of the previous annual audit (to the extent available) in comparative form, all in reasonable detail and accompanied by the Auditors' opinion (without any qualification unacceptable to the Bank) that such Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of KSL and its consolidated Subsidiaries, KPL and its consolidated Subsidiaries and MOL and its consolidated Subsidiaries as at the Fiscal Year-End and for the Fiscal Year indicated, such Financial Statements to be accompanied by a cash flow statement and (x) consolidating balance sheets, income statements and other relevant consolidating information for KSL and its consolidated Subsidiaries, (y) a certificate of said Auditors that, in conducting their audit in connection with such Financial Statements, they obtained no knowledge of the existence of any Event of Default or Default or, if in the opinion of such Auditors, any Event of Default or Default exists, specifying the nature thereof and the period of existence thereof, and (z) a certificate of said Auditors, in form and substance satisfactory to the Bank, confirming the Borrowers' calculations with respect to compliance with Section 8.13 for the immediately preceding Fiscal Year;

          (c) As soon as practicable and in any event within 60 days after the close of each of the first three quarters of each Fiscal Year and 105 days after the close of the fourth quarter of each Fiscal Year, a certificate in form and substance satisfactory to the Bank and signed by the CFO of the
     Borrower (each such certificate, a "Quarterly Certificate") stating (i) that a review of the activities of the Consolidated Group and KPP Entities during such quarter has been made under their supervision with a view to determining whether each of the Loan Parties has observed, performed and fulfilled all of its obligations under this Agreement and the other Loan Documents, and (ii) that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the affected Loan Party proposes to take with respect thereto; together with a compliance certificate of said CFO, substantially in form substantially in the form of Exhibit H attached hereto (each such certificate, a "Compliance Certificate"), setting forth among other things the Borrower's calculations with respect to its compliance with Section 8.13;

          (d) Promptly upon receipt thereof, copies of all detailed financial reports and Management Letters, if any, submitted to any member of the Consolidated Group by the Auditors, in connection with each annual or interim audit of their respective books by such Auditors;

          (e) As soon as possible and in any event (A) within 30 days after a Loan Party, or any of its ERISA Affiliates knows that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Pension Plan has occurred or is expected to occur and (B) within 10 days after a Loan Party or any of its ERISA Affiliates knows that any other Termination Event with respect to any Pension Plan has occurred or is expected to occur, a statement of the CFO of the Borrower describing such Termination Event and the action, if any, which the affected Loan Party or ERISA Affiliate proposes to take with respect thereto;

          (f) Promptly and in any event within ten Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Person of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, any notice of noncompliance issued by the PBGC with respect to a proposed standard termination of a Pension Plan, and any notice issued by the PBGC with respect to a proposed distress termination of a Pension Plan;

          (g) Promptly and in any event within 30 days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan;

          (h) Promptly and in any event within ten Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by such Person concerning (x) the imposition or amount of withdrawal liability under Subtitle E of Title IV of ERISA or (y) any determination by a Multiemployer Plan sponsor that such Multiemployer Plan is, or is expected to be, in "reorganization" (within the meaning of Section 4241 of ERISA) or "insolvent" (within the meaning of Section 4245 of ERISA), or has incurred or is expected to incur an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code);

          (i) No later than 30 days prior to each Fiscal Year-End, the operating budgets of each member of the Consolidated Group (if one is prepared for a member of the Consolidated Group) and KPP for the coming Fiscal Year, in form reasonably satisfactory to the Bank and accompanied by such information related thereto as the Bank may reasonably request;

          (j) Promptly and in any event within five Business Days after receipt thereof by a Loan Party, copies of the Financial Statements of any KPP Entity, and promptly and in any event within five Business Days after the filing or distribution thereof, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any KPP Entity with the SEC or with any national securities exchange or distributed by any Loan Party or any KPP Entity to its security holders; and. (k) With reasonable promptness, such other information respecting the business, properties, operations, prospects or condition (financial or otherwise) of any member of the Consolidated Group as the Bank may from time to time reasonably request.

     7.2 Notice of Litigation. Each Borrower will promptly give written notice to the Bank of (i) any action or proceeding, or to the extent any executive officer of any Loan Party may have any knowledge thereof, any claim, which may reasonably be expected to be commenced or asserted against any member of the Consolidated Group in which the amount involved is $500,000 or more, and (ii) any dispute which may exist between any member of the Consolidated Group and any Government Authority (including any audit by the IRS).

     7.3 Payment of Charges. Each Loan Party will duly pay and discharge, and will cause each of its Subsidiaries to duly pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attach thereto, unless and to the extent only that such taxes, assessments and governmental charges or levies are being contested in good faith and by appropriate proceedings diligently conducted and such Loan Party or its Subsidiary has set aside on its books adequate reserves therefor in accordance with GAAP, (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a lien or charge upon such property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted, and (iii) all its trade bills when due in accordance with their original terms, including any applicable grace periods, unless and to the extent only that such trade bills are being contested in good faith and by appropriate proceedings diligently conducted.

     7.4 Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, keep adequate insurance, maintain its existence and right to carry on business, comply with all applicable Legal Requirements and otherwise conduct its business in accordance with prudent business management.

     7.5 [intentionally omitted]

     7.6 [intentionally omitted]

     7.7 [intentionally omitted]

     7.8 Inspection of Books and Assets.

          (a) Each Loan Party will allow any representative, officer or accountant of the Bank to visit and inspect any of its property, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers or directors, and at such reasonable time and as often as the Bank may request and, in each such case, cause each of its Subsidiaries so to do.

          (b) Upon request by the Bank to the Borrowers, which request shall not be unreasonably denied, each Loan Party will, subject to applicable Legal Requirements (including without limitation, applicable securities laws), allow any representative, officer or accountant of the Bank to discuss the Financial Statements, the other financial information from time to time delivered hereunder and the financial condition of members of the Consolidated Group and KPP Entities with the Auditors. Any such discussions will be held at times and locations reasonably acceptable to each of the Bank, the Borrowers and the Auditors. No such discussions will be held without the presence of an officer of the Borrowers, unless the Borrowers consent otherwise.

     7.9 Payment of Indebtedness. Each Loan Party will duly and punctually pay, or cause to be paid, the principal of and the interest on all Indebtedness for Money Borrowed heretofore or hereafter incurred or assumed by such Person, or in respect of which such Person shall otherwise be liable, when and as the same shall become due and payable, unless such Indebtedness for Money Borrowed be renewed or extended, and will (and will cause each Subsidiary to) faithfully observe, perform and discharge all the covenants, conditions and obligations which are imposed on such Person by any and all indentures and other agreements securing, relating to, or evidencing such Indebtedness for Money Borrowed or pursuant to which such Indebtedness for Money Borrowed is incurred, and such Person will not permit any act or omission to occur or exist which is or may be declared to be a default thereunder, provided that the failure of any Loan Party so to do shall not create an Event of Default under Section 9.4 hereof to the extent such failure does not give rise to an Event of Default under Section 9.5 hereof.

     7.10 Further Assurances. Each Loan Party will, and will cause each of its Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as the Bank may, from time to time, reasonably request in connection with this Agreement, the obligations of such Loan Party hereunder or under the Note or any of the other Loan Documents to which such Loan Party is a party, or for the better assuring and confirming unto the Bank all or any part of the security for the Obligations.

     7.11 Notice of Default. Forthwith upon any executive officer of any Loan Party obtaining knowledge of the existence of a Default or Event of Default, the Loan Party will deliver to the Bank a certificate signed by an officer or director of the Loan Party specifying the nature thereof, the period of existence thereof, and what action the affected Person proposes to take with respect thereto.

     7.12 Reserves. Each Loan Party will set up, and will cause each of its Subsidiaries to set up, on its books from its earnings, reserves for bad debt in accordance with GAAP and in an aggregate amount deemed adequate in the judgment of such Loan Party and accepted by the Auditors in their annual audits.

     7.13 Affiliate Transactions. Each Loan Party will conduct and cause each of its Subsidiaries to conduct all material transactions with any of their respective Affiliates on a commercially reasonable basis.

     7.14 Solvency. Each Loan Party will continue to be Solvent and ensure each of its Subsidiaries will continue to be Solvent.

Section 8. NEGATIVE COVENANTS.

     The Borrowers jointly and severally covenant and agree that so long as this Agreement is in effect and while any Letter of Credit is outstanding and until the Commitment is terminated and all of the Loans, together with interest, and all fees and all other obligations incurred hereunder (including Deemed Disbursements and Reimbursement Obligations and fees and disbursements in connection therewith), are paid in full, the Borrowers will perform, and will cause to be performed, the obligations set forth in this Section 8 (unless it shall first have procured the written consent of the Bank to do otherwise).

     Nothing  contained in Section 8.3,  however,  shall be construed to prevent
(x) a KPP Entity from contracting, creating, incurring or assuming any Indebtedness for Borrowed Money or (y) KPL, as general partner of KPP and KPOP, doing so on behalf of such KPP Entity or (z) STSI, as general partner of STOP, doing so on behalf of STOP. Nothing contained in Section 8.7 or 8.12 shall prohibit (x) KPL, as general partner of KPP and KPOP, from taking any action on behalf of such KPP Entity otherwise prohibited by such section, or (y) STSI, as general partner of STOP, from taking any action on behalf of STOP otherwise prohibited by such section.

     8.1 Same Type of Business.

          (a) KSL will not enter into any business or activity other than its ownership of the Equity Interests of its Subsidiaries and, to the extent KSL's board of directors directs, its participation in the management and business of its Subsidiaries.

          (b) KPL will not enter into any business or activity other than (i) acting as the general partner of KPP and KPOP, (ii) its ownership of the Equity Interests of its Subsidiaries, (iii) its ownership of the LP Units,
     (iv) other business and activities in which it is engaged as of the Closing Date, and (v) to the extent KPL's board of directors directs, its participation in the management and business of its Subsidiaries.

     8.2 Liens. No Loan Party will contract, create, incur, assume or suffer to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Loans), any of its property or assets (including without limitation any of the LP Units, any Equity Interests in any Person, the General Partnership Interests, the Equity Interests of KPL or any of its Subsidiaries and any Intercompany Notes), whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do (it being acknowledged by the Bank that property or assets owned solely by a KPP Entity is neither property nor assets of KPL); except (i) liens for tax assessments, levies or governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP, and (ii) other liens, charges, and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and (iii) the following:

          (a) Liens in connection with workmen's compensation, unemployment insurance or other social security obligations;

          (b) Deposits or pledges securing the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature made in the ordinary course of business;

          (c) Mechanics', carriers', warehousemen's, workmen's, materialmen's, or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings diligently conducted;

          (d) Encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property or minor irregularities in titles thereto which do not materially impair use of such property by such Loan Party or its Subsidiaries in the operation of the business of such Loan Party or the Subsidiary owning the same;

          (e) Liens in favor of the Bank securing such Loan Party's Obligations;

          (f) Liens existing on the Closing Date and indicated on Schedule 8.2(f) to this Agreement (other than those (if any) indicated on such Schedule with an asterisk, which shall be released or otherwise terminated on or prior to the Closing Date);

          (g) Liens on miscellaneous office furniture and equipment incurred in connection with the lease thereof; provided that the aggregate amount of obligations secured by all of such Liens does not exceed $100,000 at any one time; and

          (h) Liens against the assets of MOL in favor of Harris Bank under the MOL Loan Agreement.

     8.3 Other Indebtedness. No Loan Party will contract, create, incur, assume or suffer to exist any Indebtedness for Money Borrowed or permit any of its Subsidiaries so to do; except

          (a) the Loans and LC Outstandings;

          (b) indebtedness existing on the Closing Date listed on Schedule 8.3(b) to this Agreement;

          (c) trade payables incurred in the ordinary course of business, provided that such trade payables (except to the extent being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP) are not more than 60 days past due;

          (d) Guarantees by such Person in favor of the Bank; and

          (e) indebtedness of MOL to Harris Bank under the MOL Loan Agreement not to exceed $20,000,000 in the aggregate at any time outstanding.


     8.4 Advances and Loans. No Loan Party will lend money or credit or make advances to any Person or permit any Subsidiary so to do; provided that KSL may make loans to KSI pursuant to the KSI Credit Agreement (the "KSI Credit Agreement") dated as of June 28, 2001 between KSL and KSI attached as Exhibit G hereto (the "KSI Loan") if (i) the outstanding amount of the KSI Loan does not exceed $25,000,000 in the aggregate at any time, (ii) the KSI Loan is evidenced by the Note (as defined in the KSI Loan Agreement (the "KSI Note"), (iii) the KSI Note is Satisfactorily Pledged to the Bank and (iv) the KSI Note is not subject to any Lien in favor of any Person other than the Bank. Notwithstanding the foregoing, any Loan Party may lend money or credit or make advances to any other Loan Party (each such loan or advance, an "Intercompany Loan"); provided that (i) each Intercompany Loan is evidenced by a promissory note or other evidence of indebtedness (each such promissory note or evidence of indebtedness, an "Intercompany Note"), (ii) each Intercompany Note is Satisfactorily Pledged to the Bank and (iii) the Intercompany Notes are not subject to any Lien in favor of any Person other than the Bank.

     8.5 Consolidation and Merger. No Loan Party will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation or permit any Subsidiary so to do (or agree to do any of the foregoing at any future time) without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

     8.6 Sale of Assets. Neither Borrower will Transfer (or agree to Transfer at any future time) (i) all or a substantial part of its property or assets or any part of such property or assets essential to the conduct of its business substantially as now conducted by such Loan Party, or (ii) to the extent such Transfer is not prohibited by any other Section of this Agreement, any of its assets except in the ordinary course of business unless such assets are Transferred for a price at least equal to their fair market value (as determined in good faith by the board of directors of the Loan Party). No Loan Party other than a Borrower will Transfer (or agree to Transfer at any future time) unless such assets are Transferred for a price at least equal to their fair market value (as determined in good faith by the board of directors of the Loan Party)
(i) all or a substantial part of its property or assets or any part of such property or assets essential to the conduct of its business substantially as now conducted by such Loan Party, or (ii) to the extent such Transfer is not prohibited by any other Section of this Agreement, any of its assets except in the ordinary course of business.

     8.7 Purchase of Assets. Without the prior written consent of the Bank, which consent shall not be unreasonably withheld, no Loan Party will other than in the ordinary course of business (i) purchase, lease or otherwise acquire all or any substantial part of the property or assets of any Person, or permit any Subsidiary so to do, or (ii) purchase, lease or otherwise acquire property or net assets in excess of $1,000,000 (for all Loan Parties combined) in any Fiscal Year, or permit any Subsidiary so to do;

     8.8 Accounting Changes.

          (a) No Loan Party will make or permit any Subsidiary to make any significant change in accounting treatment and reporting practices except as permitted or required by GAAP.

          (b) No Loan Party will change its Fiscal Year or permit any Subsidiary to change its Fiscal Year unless the Bank consents in writing thereto (which consent shall not be unreasonably withheld, it being agreed that it shall not be unreasonable to withhold such consent if such proposed change would affect any computation required by Section 8.13 hereof, until appropriate amendments are made to this Agreement with respect thereto).

     8.9 Related Transactions. No Loan Party will enter into any transaction with any Person which is an Affiliate of such Loan Party or any Subsidiary or with which any officer or director of such Loan Party or a Subsidiary has a financial interest, or with any Associate of any such Person, on more favorable terms than if such Person was totally unrelated, or permit any Subsidiary to so do.

     8.10 Subsidiaries; Other Securities.

          (a) No Loan Party will (x) sell, assign, transfer or otherwise dispose of, or in any way part with control of, any Equity Interests of a Subsidiary or any indebtedness or obligations of any character of any of its Subsidiaries, or permit any of its Subsidiaries so to do with respect to any Equity Interests of any other Subsidiary or any indebtedness or obligations of any character of such Loan Party or any of its Subsidiaries, or (y) issue, or permit any of its Subsidiaries to issue, any additional Equity Interests to any Person other than a Borrower or another Loan Party all of the Equity Interests in which are owned (directly or indirectly) by the Borrower and, in such case, no such Equity Interests shall be issued unless the terms thereof are satisfactory to the Bank and such additional Equity Interests are Satisfactorily Pledged.

          (b) KPL will not sell, assign, transfer or otherwise dispose of, or in any way part with control of, the General Partnership Interests or the LP Units.

     8.11 [intentionally omitted]

     8.12 Investments. No Loan Party will invest in (by capital contribution or otherwise), or acquire for investment or purchase or make any commitment to purchase the obligations or stock of, any Person, except (i) the purchase of marketable direct or guaranteed obligations of the national government of the US; (ii) stock or obligations issued to such Loan Party or a Subsidiary in settlement of claims against others by reason of an event of bankruptcy or a composition or readjustment of debt or a reorganization of such Loan Party or a Subsidiary; (iii) certificates of deposit and banker's acceptances of the Bank or any branch of the Bank; (iv) Commercial Paper rated P-1 or A-1 by Standard & Poors ("S&P") or Moody's Investors Service ("Moodys") or the equivalent rating by any other rating agency nationally recognized in the US; (v) certificates of deposit and banker's acceptances of any bank with a AA or better rating from Moodys or the equivalent rating by S&P or any other rating agency nationally recognized in the US. As used in this Agreement, "Commercial Paper" shall mean short-term promissory notes due no later than 270 days from the date of issuance of each such note.

     8.13 Financial Covenants.

          (a) Adjusted Debt/Free Cash Flow shall not exceed 4.2 to 1 as of the end of each quarter of each Fiscal Year.

          (b) The aggregate outstanding principal amount of the Loans plus the aggregate amount of the LC Obligations outstanding shall not exceed 66.67% of the Collateral Value at any time.

     8.14 Compliance with ERISA. No Loan Party will terminate, or permit any Subsidiary to terminate, any Pension Plan so as to result in any material (in the opinion of the Bank) liability of any Loan Party or any Subsidiary to the PBGC, (ii) permit to exist the occurrence of any Reportable Event (as defined in Section 4043 of ERISA), or any other event or condition, which presents a material (in the opinion of the Bank) risk of such a termination by the PBGC of any Pension Plan, (iii) allow, or permit any Subsidiary to allow, the aggregate amount of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under all Pension Plans of which any Loan Party or any ERISA Affiliate is a "contributing sponsor" (within the meaning of Section 4001(a)(13) of ERISA) to exceed $250,000, (iv) allow, or permit any Subsidiary to allow, any Plan to incur an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, (v) engage, or permit any Subsidiary or any Plan to engage, in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) resulting in any material (in the opinion of the Bank and considered by itself or together with all other such liabilities of the Borrower and all ERISA Affiliates) liability to any Loan Party or any ERISA Affiliate, (vi) allow, or permit any Subsidiary to allow, any Plan to fail to comply with the applicable provisions of ERISA and the Code in any material respect, (vii) fail, or permit any Subsidiary to fail, to make any required contribution to any Multiemployer Plan, or (viii) completely or partially withdraw, or permit a Subsidiary to completely or partially withdraw, from a Multiemployer Plan, if such complete or partial withdrawal will result in any material (in the opinion of the Bank) withdrawal liability under Title IV of ERISA.

     8.15 Charter Documents. No Loan Party will amend or otherwise modify, directly or indirectly, any of its Charter Documents, without the prior written consent of the Bank, which consent shall not be unreasonably withheld; provided that any Loan Party may amend or modify its Charter Documents so long as such amendments or modifications cannot reasonably be expected to have an adverse effect on the validity, payment, performance or enforceability of this Agreement or any of the other Loan Documents or any obligation of a Loan Party hereunder or thereunder. Copies of any such amendments or modifications shall be promptly delivered to the Bank.

Section 9. EVENTS OF DEFAULT.

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

     9.1 Principal and Interest. The Borrowers shall default in the due and punctual payment of (i) any principal due on any Loan; or (ii) any interest on any Loan or Note or in the due and punctual payment of the fees or other amounts due hereunder; or (iii) any repayment of any Reimbursement Obligation or Deemed Disbursement or any interest payable thereon; provided that failure to duly and punctually make an interest payment shall not be an Event of Default under this
Section 9.1 if such interest payment is paid within five days after the date it is due and the Borrowers have not been late in making an interest payment on the Note more than once in the preceding 12 months; or

     9.2  Representations  and  Warranties.  Any  representation,   warranty  or
statement made by a Loan Party or an officer thereof in any Loan Document to which it is a party or otherwise in writing by such Person in connection with any of the foregoing or in any certificate or statement furnished pursuant to or in connection with any of the foregoing, shall be breached in a manner that could reasonably be expected to have an adverse effect on the validity, payment, performance or enforceability of this Agreement or any of the other Loan Documents or any obligation of a Loan Party hereunder or thereunder or shall prove to be untrue in any material and adverse respect on the date as of which made; or

     9.3 Negative Covenants. Any Loan Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Section 8 of this Agreement; or

     9.4 Other Covenants. Any Loan Party shall default in the due performance or observance of any term, covenant (including without limitation the condition described in Section 6.15 by the date indicated) or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement (other than those referred to in Sections 9.1, 9.2 or 9.3) and such default (which shall be capable of cure) shall continue unremedied for a period of 30 days after the earlier of the date on which (x) the Bank gives the Borrowers notice thereof, or (y) an executive officer or director of the Borrowers becomes aware thereof; or

     9.5 Other Obligations. Any indebtedness of any Loan Party or a Subsidiary or a KPP Entity (i) in respect of indebtedness in excess of $250,000 in aggregate principal amount, shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) in respect of indebtedness in excess of $250,000 in aggregate principal amount, shall not be paid as and when the same becomes due and payable including any applicable grace period, or there shall occur and be continuing any event which constitutes an event of default under any instrument, agreement or evidence of indebtedness relating to any indebtedness of any Loan Party or a Subsidiary or a KPP Entity in excess of $250,000 in aggregate principal amount which has not been waived by the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, bank or other representative on behalf of such holder or holders; or

     9.6 KPP Entities.

          (a) KPL withdraws, is removed or otherwise ceases to be the sole general partner of KPP or KPOP; or STSI withdraws, is removed or otherwise ceases to be the sole general partner of STOP.; or

          (b) KPL shall at any time own less than 100% of the general partnership interests of KPP or any of the general partnership interests of KPP is the subject of any Lien in favor of any Person other than the Bank; or KPL shall at any time own less than 100% of the general partnership interests of KPOP or any of the general partnership interests of KPOP is the subject of any Lien in favor of any Person other than the Bank; or KPP shall at any time own less than 100% of the limited partnership interests of KPOP or any of the limited partnership interests of KPOP is the subject of any Lien in favor of any Person other than the Bank; or KPOP shall at any time own less than 100% of the Equity Interests of STSI or any of the Equity Interests of STSI is the subject of any Lien in favor of any Person other than the Bank; or STSI shall at any time own less than 100% of the general partnership interests of STOP or any of the general partnership interests of STOP is the subject of any Lien in favor of any Person other than the Bank; or KPOP shall at any time own less than 100% of the limited partnership interests of STOP or any of the limited partnership interests of STOP is the subject of any Lien in favor of any Person other than the Bank; or

          (c) The Charter Documents of KPP, KPOP, STSI or STOP are amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing the percentage of the Partners (or an unidentified class or other portion thereof) required to take any action; or

          (d) The LP Units are not listed on a national  securities  exchange or
     cannot  be  publicly  sold  without   restriction  or  registration   under
     securities laws; or

     9.7 Insolvency. Any Loan Party or any Subsidiary or any KPP Entity shall dissolve or suspend or discontinue its business, or shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against any Loan Party or any Subsidiary or any KPP Entity any such proceeding which shall remain undismissed for a period of 60 days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or any Loan Party or any Subsidiary or any KPP Entity shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days or more; or any Loan Party or any Subsidiary or any KPP Entity shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of any Loan Party or any Subsidiary or any KPP Entity; or

     9.8 Security Documents. The breach by any Loan Party of any term or provision of any Security Document or Loan Document (other than this Agreement) to which such Person is a party, which default could reasonably be expected to have an adverse effect on the validity, payment, performance or enforceability of this Agreement or any of the other Security Documents or Loan Documents or any obligation of a Loan Party hereunder or thereunder, or if any such Security Document or Loan Document is at any time not in full force and effect; or any of the Security Documents shall fail to grant to the Bank the Liens (if any) intended to be created thereby unless such failure results solely from the failure or refusal of the Bank to take some action which is in the sole and absolute control and discretion of the Bank (for example, to file a continuation statement) and such failure or refusal continues after reasonable written request by the Borrowers; or

     9.9 Judgments.

          (a) Any final non-appealable judgment for the payment of money in excess of $10,000,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against any Loan Party or any Subsidiary or any KPP Entity; or

          (b) Final judgment for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any Subsidiary or any KPP Entity, and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or contested in good faith; or

     9.10 Material Adverse Change. The occurrence of any Material Adverse Change with respect to any Loan Party or any KPP Entity, as reasonably determined by the Bank; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing the Bank may by written notice to the
Borrowers: (i) declare the principal of and accrued interest on the Loans to be, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and/or (ii) declare the commitments of the Bank to make the Loans or issue the Letters of Credit hereunder terminated, whereupon such commitments shall forthwith terminate immediately; provided that if any Event of Default described in Section 9.7 shall occur with respect to either Borrower, the result which would otherwise occur only upon the giving of written notice by the Bank to the Borrowers as herein described shall occur automatically, without the giving of any such notice.

Section 10. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Bank to enter into this Agreement and to make the Loans and issue the Letters of Credit provided for herein, each Borrower jointly and severally makes the following representations, covenants and warranties, both as of the date hereof, as of the Closing Date and as of any Borrowing Date (unless otherwise specified), which representations, covenants and warranties shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

     10.1 Status; Validity.

          (a) Each Loan Party and its Subsidiaries is a duly organized and validly existing limited partnership, corporation or limited liability company in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority (corporate or otherwise to own or hold under lease its property and assets, to transact the business in which it is engaged, to enter into and perform this Agreement and the other Loan Documents to which it is party, and, as to the Borrowers, to borrow hereunder. Each Loan Party is duly qualified or licensed as a foreign limited partnership, corporation or limited liability company in good standing in (x) each jurisdiction where failure to so qualify would have a Material Adverse Effect on such Loan Party or the Consolidated Group. Each Subsidiary is duly qualified or licensed as a foreign limited partnership, corporation or limited liability company in good standing in (x) each jurisdiction where failure to so qualify would have a Material Adverse Effect on it.

          (b) The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which each is party and the other documents, agreements or instruments provided for herein and therein to which each is party, the consummation of the transactions contemplated thereunder and the use of the proceeds of the Loans have been duly
     authorized  by  all  necessary  limited  liability  company,   partnership,
     corporate, member, partner and stockholder action. This Agreement and the other Loan Documents and the other documents, agreements or instruments provided for herein and therein to which each such Person is party are the legal, valid and binding obligations of the Loan Parties party thereto, enforceable in accordance with their respective terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     10.2 Compliance with Other Instruments. No Loan Party or Subsidiary or KPP Entity is in material default under any Material Agreement to which it is a party, and neither the execution, delivery or performance by any Loan Party of this Agreement and the other Loan Documents nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene any provision of any Legal Requirement or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or, except as provided by the Security Documents, result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party or KPP Entity pursuant to the terms of any indenture, mortgage, deed of trust or Material Agreement to which such Person is a signatory or by which such Person is bound or to which such Person may be subject or violate any provision of the Charter Documents of such Person.

     10.3 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Loan Party or any executive officer of a Loan Party, threatened, against or affecting any Loan Party or any Subsidiary before any Government Authority which, if adversely determined, would have a Material Adverse Effect on any member of the Consolidated Group, except as disclosed on
Schedule 10.3 to this Agreement (or, with respect to actions, suits and proceedings not pending or threatened prior to the Closing Date, as notified to the Bank after the Closing Date pursuant to Section 7.2).

     10.4 Compliance with Law. Except for matters which could not result in a Material Adverse Change in respect of any member of the Consolidated Group: (a) all business and operations of each Loan Party and the Subsidiaries have been and are being conducted in accordance with all applicable Legal Requirements;
(b) each Loan Party and Subsidiary has obtained all permits, licenses and authorizations, or consents which are otherwise necessary, for such Person to conduct its business as it is or is proposed to be conducted; and (c) no Loan Party or Subsidiary is a party to, has been threatened with, and there are no facts existing as a basis for, any governmental or other proceeding which might result in a suspension, limitation or revocation of any such permit, license or authorization.

     10.5 Capitalization of Borrowers and their Subsidiaries.

          (a) All Equity Interests of each Loan Party have been duly and validly issued, are fully paid and nonassessable.

          (b) KSL is the sole owner of all of the Equity Interests of KPL, free and clear of any Liens. KPL is the sole owner of the General Partnership Interests, free and clear of any Liens other than Liens in favor of the Bank. KPL is the sole general partner of KPP and KPOP; such general partnership interests of KPL are evidenced by the General Partnership Interests. The General Partnership Interests evidence a 1% partnership interest in each of KPP and KPOP. KPL is also a limited partner of KPP.

          (c) The aggregate number of LP Units owned by KPL on the Closing Date is 4,095,500, none of which is subject to any Liens other than Liens in favor of the Bank.

          (d) The aggregate number of LP Units owned by KI on the Closing Date is 500,000, none of which is subject to any Liens other than Liens in favor of the Bank..

          (e) The aggregate number of LP Units owned by MOL on the Closing Date is 500,000, none of which is subject to any Liens (other than, from and after the Closing Date, (x) Liens in favor of Harris Bank under the MOL Loan Agreement and (y) Liens in favor of the Bank that may exist after the Closing Date).

          (f) No Loan Party owns any LP Units other than the Pledged Units owned by KPL described in this Section 10.5(c), the Pledged Units owned by KI described in Section 10.5(d) and the Non-Pledged Units owned by MOL described in Section 10.5(e). None of the LP Units hereafter acquired by any Loan Party will be subject to any Liens other than Liens in favor of the Bank.

          (g) All Equity Interests (other than LP Units hereafter acquired, Non-Pledged Units and the Equity Interests of KPL) in any Person now owned or hereafter acquired by any Loan Party will be Satisfactorily Pledged to the Bank as security for the Obligations. None of the Equity Interests (including LP Units and the Equity Interests of KPL) hereafter acquired by any Loan Party will be subject to any Liens other than Liens in favor of the Bank.

          (h) KPOP owns 100% of the Equity Interests of STSI. STSI is the sole general partner of STOP. KPOP is also the sole limited partner of STOP.

          (i) Neither KPL nor any of its Subsidiaries has outstanding any option, warrant, bonds, debentures or other right, put, call or commitment to issue, or any obligation or commitment to purchase, any of its Equity Interests or any securities convertible into or exchangeable for any of its Equity Interests.

          (j) Schedule 10.5(j) hereto accurately lists (x) each Subsidiary of the Loan Parties and the ownership of Equity Interests issued by each such Subsidiary. Each Loan Party is the sole owner of all of the Equity Interests of its Subsidiaries (other than Kaneb LLC), free and clear of any Liens other than Liens in favor of the Bank. KSL owns 99.9% of the Equity Interests of Kaneb LLC and Kaneb, Inc. owns 0.1% of the Equity Interests of Kaneb LLC.

     10.6 Government Approvals. Except for those listed in Schedule 10.6, each of which has been duly obtained and is in full force and effect (or, as to those asterisked on such schedule, will be duly obtained by the Closing Date and be in full force and effect thereafter), no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Government Authority is required to authorize, or is required in connection with the Distribution or the execution, delivery and performance of this Agreement or the other Loan Documents by any Loan Party or Subsidiary, or the taking of any action hereby or thereby contemplated.

     10.7 Federal Reserve Margin Regulations; Use of Proceeds.

          (a) No member of the Consolidated Group and no other Loan Party or Subsidiary thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

          (b) The proceeds of the Loans shall be used strictly (i) to pay the Actual Tax Liability, (ii) to pay the Expense Reimbursement, (iii) to fund the KSI Note and (iv) for working capital purposes.

     10.8 Taxes.

          (a) All material tax returns of any nature whatsoever, including but not limited to, all U.S. income, payroll, stock transfer, and excise tax returns and all appropriate state and local income, sales, excise, payroll, franchise and real and personal property tax returns, and corresponding returns under the laws of any jurisdiction, which are required to be filed by a Loan Party or any Subsidiary have been or will be filed by the due date or extended due date of such returns.

          (b) Except for amounts which in the aggregate do not exceed $250,000, all taxes due and payable with respect to each member of the Consolidated Group have been paid, and there are no liabilities, interest or penalties payable with respect to any taxes which remain unpaid.

     10.9 Investment Company Act, etc. Neither any Loan Party or Subsidiary nor the entering into of the Loan Documents, nor the issuance of the Note is subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither any Loan Party nor any Subsidiary is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for Money Borrowed.

     10.10 Properties of the Borrower.

          (a) No Loan Party owns any real property. To the best of the knowledge of each Borrower, each Loan Party has been and continues to be in substantial compliance with all Environmental Laws the violation of which would have a Material Adverse Effect.

          (b) All Material Agreements or similar commitments of any Loan Party or any Subsidiary are listed in Schedule 10.10(b) hereto and are in full force and effect, none of the parties thereunder are in material default thereunder and no written notice of default has been given or received. Each Loan Party or its Subsidiaries, as the case may be, have full, valid and existing right, title and interest (in fee simple where applicable) to all of its or their material real and personal property and all tangible and intangible rights, and the ownership rights of such Person in and to all of such tangible and intangible rights are subject to no Liens, burdens or defects other than Permitted Liens; any security interests indicated with an asterisk on such schedule have been or will be terminated on the Closing Date.

     10.11 Financial Condition.

          (a) At the time of, and after giving effect to, each Loan and the issuance of each Letter of Credit, each Loan Party (i) is Solvent, and (ii) possesses, in the opinion of the Borrowers sufficient capital to conduct the business in which it is engaged or presently proposes to engage.

          (b) The Financial Statements of each Loan Party furnished to the Bank have been and will be prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of each Loan Party as at the end of and for the reporting period covered thereby. There are no material liabilities or any material unrealized or anticipated losses of the Loan Parties which are not disclosed in such Financial Statements.

          (c) There has been no Material Adverse Change with respect to any Loan Party from that set forth in the Financial Statements of each Loan Party furnished to the Bank.

     10.12 Disclosure. Neither this Agreement or any Loan Document nor any statement, list, certificate or other document or information, or any schedules to this Agreement or any other Loan Document, delivered or to be delivered to the Bank, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     10.13 Compliance with ERISA. Each Loan Party and each ERISA Affiliate and each Plan and the trusts maintained pursuant to such plans are in compliance in all material respects with the presently applicable provisions of Sections 401 through and including 417 of the Code, and of ERISA and (i) no event which constitutes a Reportable Event as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan which is or was covered by Title IV of ERISA, (ii) no Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and
(iii) no written notice of liability has been received with respect to any Loan Party or any Subsidiary for any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor has any such prohibited transaction resulting in liability to any Loan Party or ERISA Affiliate occurred.

     Neither any Loan Party nor any ERISA Affiliate (i) has incurred any liability to the PBGC (or any successor thereto under ERISA), or to any trustee of a trust established under Section 4049 of ERISA, in connection with any Plan (other than liability for premiums under Section 4007 or ERISA), (ii) has incurred any withdrawal liability under Subtitle E of Title IV of ERISA in connection with any Plan which is a Multiemployer Plan, nor (iii) has contributed or has been obligated to contribute on or after September 26, 1980, to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) which is subject to Title IV of ERISA.

     The consummation of the transactions contemplated by this Agreement (i) will not give rise to any liability on behalf of any Loan Party or its ERISA Affiliates under Title IV of ERISA to the PBGC (other than ordinary and usual PBGC premium liability), to the trustee of a trust established pursuant to
Section 4049 of ERISA, or to any Multiemployer Plan, and (ii) will not constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code.

     10.14 The Security Documents. Each Security Document when delivered will grant a Lien in the properties or rights intended to be covered thereby (the "Collateral") which (i) will constitute a valid and enforceable security interest under the Uniform Commercial Code of the State (x) in which the Collateral is located and (y) by which any Security Document is governed (as applicable, the "UCC"), (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC, and (iii) when such Security Documents or financing statements with respect thereto are filed and recorded as required by the UCC, will be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, pledge, lien, security interest, encumbrance or otherwise, except for Permitted Liens. All such action as is necessary in law has been taken, or prior to the Closing Date will have been taken, to establish and perfect the security interest of the Bank in the Collateral and to entitle the Bank to exercise the rights and remedies provided in each of the Security Documents and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such dates or except as provided for in Section 6.15. All filing and other fees and all recording or other tax payable with respect to the recording of any of the Security Documents and UCC financing statements have been paid or provided for.

     10.15 [intentionally omitted]

Section 11. [INTENTIONALLY OMITTED]

Section 12. MISCELLANEOUS.

     12.1 Calculations and Financial Data. Calculations hereunder (including, without limitation, calculations used in determining, or in any certificate of any Loan Party reflecting, compliance by any Loan Party with the provisions of this Agreement) shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP consistent with the Financial Statements of such Loan Party for its Fiscal Year ended December 31, 2000 that were previously delivered to the Bank.

     12.2 Amendment and Waiver.

          (a) Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Bank and a Borrower, except that waivers of provisions relating to a Borrower's performance or non-performance of its obligations hereunder or thereunder need not be signed by such Borrower or any other Loan Party. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

          (b) THIS WRITTEN AGREEMENT (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          (c) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     12.3 Expenses; Indemnification.

          (a) Whether or not the transactions hereby contemplated shall be consummated, the Borrowers shall upon demand of the Bank pay all reasonable out-of-pocket costs and expenses of the Bank (x) incurred in connection with the preparation, execution, delivery, administration, filing and recording of, and (y) incurred in connection with the amendment (including any waiver or consent), modification, and enforcement of or preservation of any rights under, this Agreement, the Loan Documents, the making and repayment of the Loans, the issuance of Letters of Credit and the maintenance and operation of the Other Accounts, and the payment of all interest and fees, including, without limitation, (A) the reasonable fees and expenses of Cowles & Thompson, counsel for the Bank, and any special or local or other counsel retained by the Bank, (B) the reasonable fees and expenses of consultants and appraisers retained by the Bank in connection with the transactions contemplated hereunder, and (C) printing, travel, title insurance, recording, filing, communication and signing taxes and costs.

          (b) The Borrowers jointly and severally agree (x) to pay, and to save the Bank harmless from all present and future stamp, filing and other similar taxes, fees or charges (including interest and penalties, if any), which may be payable in connection with the Loan Documents or the issuance of the Note or of Letters of Credit or any modification of any of the foregoing, and (y) to save the Bank harmless from all finder's and broker's fees (other than any that may have been contracted for by the Bank) in connection with the transactions contemplated by this Agreement and the other Loan Documents.

          (c) Without limiting any of the rights or obligations as set forth in this Agreement on the part of the Bank, the Borrowers jointly and severally agree to indemnify and hold harmless the Bank, any Bank Assignee and each holder of a Note and their respective present and future officers, directors, employees and banks (collectively, the "Indemnified Parties") from and against all liability, losses, damages and expenses (including, without limitation, legal fees and expenses) arising out of, or in any way connected with, or as a result of (i) the execution and delivery of this Agreement, the Note and the other Loan Documents or the documents or transactions contemplated hereby and thereby or the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or relating thereto; or (ii) any claim, action, suit, investigation or proceeding (in each case, regardless of whether or not the Indemnified Party is a party thereto or target thereof) in any way relating to any Collateral, either Borrower, any other Loan Party, any KPP Entity or any Affiliate of any of the foregoing; or (iii) any violation by either Borrower, any other Loan Party, any KPP Entity or any Affiliate of any of the foregoing (or any predecessor in interest of any of them) of any Environmental Law, any Environmental Claim or Environmental Cost or the imposition of any Environmental Lien; provided that the Borrowers shall not be liable to any Indemnified Party for any portion of such liabilities, liabilities, losses, damages and expenses sustained or incurred as a direct result of the gross negligence or willful misconduct of the Bank if such gross negligence or willful misconduct is determined to have occurred by a final and non-appealable decision of a court of competent jurisdiction.

          (d) All obligations provided for in this Section 12.3 and any other Sections of this Agreement shall survive any termination of this Agreement, the expiration and termination of all Letters of Credit, the payment of all Deemed Disbursements and Reimbursement Obligations and the payment in full of the Loans.

     12.4 Benefits of Agreement; Descriptive Headings

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of the holders from time to time of the Note; provided, however, that neither Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank and any such purported assignment or transfer shall be void. In furtherance of the foregoing, the Bank shall be entitled at any time to grant participations in or assign, sell or otherwise transfer the whole or any part of its rights and obligations under this Agreement, the Loan Documents or any Loan or the Note or any Letter of Credit to any Person subject to obtaining the prior written consent of the Borrowers (but no other Person), such consent not to be unreasonably withheld. No such participation, assignment, sale or other transfer pursuant to this Section 12.4(a) shall relieve the Bank from its obligations hereunder and the Borrowers need deal solely with the Bank with respect to waivers, modifications and consents to this Agreement, the Loan Documents or the Note. Any such participant, assignee, purchaser or transferee is referred to in this Agreement as a "Bank Assignee". The Borrower agrees that the provisions of Sections 2A.3, 3.7, 3.9, 3.10, 3.11,
     5.2 and 12.3 shall run to the benefit of each Bank Assignee and its participations or interests herein, and the Bank may enforce such provisions on behalf of any such Bank Assignee; provided, however, that if the Bank or any Bank Assignee assigns, sells, or otherwise transfers or grants participations in or otherwise disposes of all or any part of the Borrowers' indebtedness under this Agreement to any party pursuant to this
     Section 12.4(a), then the amounts that the Borrowers are required to pay pursuant to this Agreement (including, without limitation, additional amounts made pursuant to Section 5.2) shall not exceed the amounts that the Borrowers would have been required to pay to the Bank pursuant to this Agreement had the Bank not made such assignment, sale, transfer, grant, participation or other disposition of the Borrowers' indebtedness under this Agreement. The Borrowers hereby further agree that any such Bank Assignee may, to the fullest extent permitted by applicable law, exercise the right of setoff with respect to such participation (and in an amount up to the amount of such participation) as fully as if such Bank Assignee were the direct creditor of the Borrowers. Upon a participation, assignment, sale or transfer in accordance with the foregoing, the Borrowers shall execute such documents and do such acts as the Bank may reasonably request to effect such assignment, provided that such documents and acts are consistent with the terms and conditions of the Loan Documents. The Bank may furnish any information concerning any Loan Party, any Subsidiary, any member of the Consolidated Group or any KPP Entity in its possession from time to time to Bank Assignees (including prospective Bank Assignees). The Bank shall notify Borrowers of any participation, assignment, sale or transfer granted by it pursuant to this Section 12.4(a). Borrowers shall not be responsible for any due diligence costs or legal expenses of any party (including any Bank Assignee) in connection with their entering into such participation, assignment, sale or transfer. The Bank further agrees that no holder of any participation hereunder, other than an Affiliate of the Bank, shall be entitled to require the Bank to take or omit to take any action hereunder, except that the Bank may agree with such participant that the Bank will not, without such participant's consent, take any action to decrease the interest rates applicable to the Loans, extend the final maturity date of the Loans or decrease the principal amount of the Loans.

          (b) The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          (c) Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, the exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as "Exhibits hereto" or "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the parties thereto and delivered on the Closing Date (or such other date on which they were executed and delivered).

          (d) [intentionally omitted]

          (e) [intentionally omitted]

     12.5  Notices,  Requests,  Demands,  etc.  Except  as  otherwise  expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered (if sent by Federal Express or other similar overnight delivery service), or 3 days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested), or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto) when sent; in each case, addressed as follows, except that notices and communications to the Bank pursuant to Sections 2 and 9 shall not be effective until received by the Bank: (i) if to the Bank, at the Closing Office, (ii) [intentionally omitted], and (iii) if to a Borrower, at its address specified with its signature below (Attention: President), or to such other addresses as any of the parties hereto may hereafter specify to the others in writing, provided that communications with respect to a change of address shall be deemed to be effective when actually received. As further set forth in Section 2.6 hereof, notices and communications sent to either Borrower shall be deemed satisfactorily sent to both Borrowers. Notices and communications sent to the Bank by any Loan Party shall be deemed satisfactorily sent by all Loan Parties if such notices and communications specifically reference this Agreement.

     12.6 Governing Law. THIS AGREEMENT AND THE LOANS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK (REGARDLESS OF THE PLACE WHERE THIS AGREEMENT IS EXECUTED).

     12.7 Counterparts; Telecopies. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement. Telecopied signatures hereto and to the other Loan Documents shall be of the same force and effect as an original of a manually signed copy.

     12.8 Waiver. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between any Loan Party and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have pursuant to such documents or at law or equity. No notice to or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

     12.9 Recoveries.

          (a) Any Recoveries (after deduction and payment of all expenses and costs permitted by this Agreement, the Security Documents or applicable law), shall be applied against the Loans or against unpaid Reimbursement Obligations (and, if no Loans or Reimbursement Obligations shall then be outstanding, shall be held in trust by the Bank on behalf of the Borrowers to the extent of the amount of the LC Outstandings from time to time in existence until satisfaction in full of all amounts due thereunder).

          (b) [intentionally omitted]

     12.10 Jurisdiction. THE PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE LOANS OR ANY OF THE LOAN DOCUMENTS OR THE DOCUMENTS DELIVERED IN CONNECTION THEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS SUCH PARTY MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH OF THE PARTIES HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO AGREE THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY THE BANK (WITH RESPECT TO ACTIONS OR PROCEEDINGS BROUGHT BY A BORROWER) OR BY THE BORROWERS (WITH RESPECT TO ACTIONS OR PROCEEDINGS BROUGHT BY THE BANK) IN WRITING, AND WITH RESPECT TO ANY QUESTIONS RELATING TO USURY EXCEPT THAT WITHOUT SUCH WRITTEN CONSENT THE BANK MAY BRING ACTIONS AND PROCEEDINGS IN ANY OTHER JURISDICTION WHERE A BORROWER HAS PROPERTY OR DOES BUSINESS. EACH OF THE PARTIES HERETO AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID NEW YORK OR US COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, EACH BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT (THE "PROCESS AGENT") TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST SUCH BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWERS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO BE SENT BY REGISTERED MAIL TO BORROWERS AT ITS ADDRESS SET FORTH NEXT TO ITS SIGNATURE BELOW, BUT THE FAILURE OF EITHER BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. EACH BORROWER SHALL FURNISH TO THE BANK A CONSENT OF THE PROCESS AGENT AGREEING TO ACT HEREUNDER PRIOR TO THE CLOSING DATE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. IF FOR ANY REASON THE PROCESS AGENT SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT EACH BORROWER HEREBY IRREVOCABLY AGREES TO (I) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT (ALSO, THE "PROCESS AGENT") ACCEPTABLE TO THE BANK TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR THE PRIOR PROCESS BANK FOR ALL PURPOSES HEREOF AND (II) PROMPTLY DELIVER TO THE BANK THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO THE BANK) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

     12.11 Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     12.12 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default the Bank is hereby authorized at any time or from time to time, without notice to either Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of a Borrower against and on account of the obligations and liabilities of such Borrower now or hereafter existing under any of the Loan Documents irrespective of whether or not any demand shall have been made thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. If the Bank exercises any rights granted under this Section 12.12 it shall thereafter notify the affected Borrower of such action; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     12.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Bank and the Borrowers and their respective successors and assigns, and nothing contained herein shall be deemed to confer upon anyone other than the Bank and the Borrowers and their respective successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Bank to make the Loans and issue Letters of Credit hereunder are imposed solely and exclusively for the benefit of the Bank and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

     12.14 Effectiveness. This Agreement shall become effective when and as of the date (the "Effective Date") that all of the parties hereto shall have signed a copy hereof (whether the same or different counterparts) and the Borrowers shall have delivered the same to the Bank.

     12.15 Survival; Integration.

          (a) Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Commitments have been terminated and the Loans together with interest thereon, the fees and compensation of the Bank, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

          (b) This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on the subject matter hereof and thereof. In the event of any direct conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Bank in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     12.16 Domicile of Loans. The Bank may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office and (subject to the prior consent of the Borrowers, such consent not to be unreasonably withheld) to any subsidiary or affiliate of the Bank.

     12.17 No Usury. It is expressly stipulated and agreed to be the intent of the Bank and the Borrowers to comply at all times with applicable usury laws. If at any time such laws would ever render usurious any amount called for under any of the Loan Documents, then it is the express intention of the parties hereto that such excess amount be immediately credited on the Note, or if the Note has been fully paid, refunded by the Bank to the Borrowers (and the Borrowers shall accept such refund) and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery to the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refunding shall not cure or waive any default by the Borrowers under the Loan Documents. If at any time following any such reduction to the interest rate payable by the Borrowers there remains unpaid any principal amounts under the Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable to the Bank shall be readjusted, to the full extent permitted by applicable law, so that the total amount of interest thereunder payable by the Borrowers to the Bank shall be equal to the amount of interest which would have been paid by the Borrowers without giving effect to applicable usury laws. The Borrowers agree, however, that in determining whether or not any interest payable under the Note or any of the other Loan Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Note or such other Loan Documents to be "interest"), including fees and commissions and all other sums payable hereunder or thereunder or in connection herewith or therewith, shall be deemed, to the full extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

     12.18 Waiver of Jury Trial. EACH BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY SUBSIDIARY, ANY LOAN PARTY OR THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     12.19 Securities Act. The Bank agrees that it will not transfer the Note in a manner that would subject the Note to the registration requirements of the Securities Act of 1933 (the "1933 Act").

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                       KANEB SERVICES LLC
2435 N. Central Expressway
Richardson, Texas  75080
Fax:  214/699-4025                     By:  _______________________
                                       Name:    Howard C. Wadsworth
                                       Title:   Vice President


                                       KANEB PIPE LINE COMPANY LLC
2435 N. Central Expressway
Richardson, Texas  75080
Fax: 214/699-4025                      By:  _______________________
                                       Name:    Howard C Wadsworth
                                       Title:   Vice President


565 Fifth Avenue                       BANK OF SCOTLAND
New York, New York 10017
Fax: 212/682-5720
                                       By:  _______________________
                                       Name:
                                       Title:

                                                                       ANNEX I


                                   DEFINITIONS


     As used in the Loan Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Loan Agreement or in such other document herein referenced:

     "Actual Tax Liability" shall mean the actual liability of the Group (as defined in the Distribution Agreement) for Income Taxes (as defined in the Distribution Agreement) resulting from the Distribution and restructuring transactions resulting from it, and for operations in 2000 and 2001, taking into account the Group's utilization of current-period net operating losses and carryforwards (and other tax attributes and items) from prior years.

     "Adjusted Debt/Free Cash Flow" shall mean, for KSL and its Subsidiaries as of the end of any Fiscal Quarter, the ratio of (i) Adjusted Debt as of the end of such Fiscal Quarter to (ii) Free Cash Flow for the preceding four fiscal quarters. "Adjusted Debt" shall mean as of any date the difference between (x) all Indebtedness for Borrowed Money of KSL and its Subsidiaries and (b) all indebtedness of MOL permitted by Section 8.3 (e). "Free Cash Flow" shall mean for any period the difference between (A) Adjusted EBITDA of KSL and its Subsidiaries and (B) Adjusted EBITDA of MOL. "Adjusted EBITDA" shall mean, for any Person for any period, EBITDA less capital expenditures. For the purpose of the calculation of Adjusted Debt/Free Cash Flow only, Indebtedness for Borrowed Money shall not include any Indebtedness for Borrowed Money of any KPP Entity.

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Agreement" or "Loan Agreement" shall mean this Loan Agreement as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

     "Associate" when used to indicate a relationship with a Person,  shall mean
(i) another Person (other than a Loan Party or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person or an immediate member of his family serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person or any relative of such spouse.

     "Auditors" shall mean, as to each Loan Party, such independent certified public accountants of national recognized standing selected by a Loan Party (as to itself).

     "Bank" - introductory paragraph.

     "Bank Assignee" - Section 12.4.

     "Base Rate" shall mean, for any day, the higher of (x) the fluctuating interest rate per annum, as in effect from time to time, established by the Bank in New York from time to time as the Bank's base, prime or reference rate for U.S. domestic commercial loans in Dollars, or (y) the Federal Funds Effective Rate in effect on such day plus 1/2%. Any change in the interest rate resulting from a change in such Base Rate shall be effective as of the opening of business on the day on which such change becomes effective; it is understood and agreed that the aforesaid rates and the Base Rate are reference rates only and do not necessarily represent the lowest or best rate actually charged to any customer.

     "Base Rate Margin" shall mean from day to day the applicable Base Rate Margin set forth in the Pricing Grid.

     "Base Rate Loan" shall mean a Loan during any period that it bears interest determined by reference to the Base Rate.

     "Borrower" - introductory paragraph.

     "Borrowing Date" - Section 2.2(a).

     "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York or a day on which banking institutions chartered by the State of New York or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means a day on which deposits in Dollars may be dealt in on the London interbank market.

     "Capitalized Lease Obligations" shall mean all rental obligations which, under GAAP, are or would be required to be capitalized on the books of a Person, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "CEO", as to any Loan Party shall mean such Loan Party's chief executive officer.

     "CFO", as to any Loan Party shall mean such Loan Party's chief financial officer.

     "Charter Document" shall mean (i) with respect to a corporation: its certificate or articles of incorporation or association and its by-laws or comparable documents under non-US laws; (ii) with respect to a partnership: its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; and (iv) with respect to a limited liability company, its certificate of formation and limited liability company agreement or analogous documents.

     "Closing Date" shall mean the date of the making of the initial Loan or issuance of the initial Letter of Credit or, if earlier, the date that the conditions in Section 6 of the Agreement have been fulfilled to the satisfaction of the Bank (or waived by the Bank).

     "Closing Office" shall mean the office of the Bank at 565 Fifth Avenue, New York, New York or such other office as may be designated in writing to the Borrowers by the Bank.

     "Closing Office Time" shall mean the local time in effect at the Closing Office.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" - Section 10.14. Without limiting the generality of the foregoing, the term "Collateral" also includes all other real and personal property and interests therein granted or purported to be granted as security to the Bank pursuant to any Security Document, whether before, on or after the Closing Date.

     "Collateral Value" shall mean, as of any date of computation, the product of the number of Pledged Units multiplied by the Market Value of such Pledged Units as of the close of business on the immediately preceding Business Day.

     "Commercial Paper" - Section 8.12.

     "Commitment" shall mean, as the same from time to time may be reduced or terminated pursuant to Section 2.8, Section 9 or any other section of the Agreement, (a) prior to the satisfaction of the conditions set forth in Section
6.15 of this Agreement, an amount equal to $10,000,000, and (b) after the satisfaction of the conditions set forth in Section 6.15 of this Agreement, an amount equal to $50,000,000.

     "Commitment Fee" - Section 4.1.

     "Commitment Fee Rate" shall mean from day to day the applicable Commitment Fee Rate set forth in the Pricing Grid.

     "Commitment Period" shall mean the period from the Closing Date to and including the Maturity Date, or such earlier date as the Commitment shall terminate as provided in the Loan Agreement.

     "Compliance Certificate" - Section 7.2.

     "Consolidated Group" shall mean KSL and its consolidated Subsidiaries.

     "Contaminant" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste, including, without limitation, asbestos, radiation and any pollutant, material, substance or waste regulated under any Environmental Law.

     "Control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     "Deemed Disbursement" - Section 2A.6.

     "Deemed Disbursement Account"-- Section 2A.6(a).

     "Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

     "Disbursement" - Section 2A.4.

     "Disbursement Date" - Section 2A.4.

     "Disbursement   Earnings"   shall  mean  the  amount  (if  any)  earned  by
investments (if any) made by the Bank with amounts in the Deemed Disbursement Account.

     "Distribution" shall have the meaning set forth in the Distribution Agreement.

     "Distribution Agreement" shall mean the Distribution Agreement dated June 28, 2001 by and between KSI and KSL and the Tax Subsidiaries (as defined in Article 1 thereof) of KSL attached as Exhibit F hereto.

     "Dollars", "U.S. $", "$" and "U.S. dollars" shall mean the lawful currency of the United States of America.

     "EBIT" for any Person for any period shall mean the consolidated Net Income of such Person and its consolidated Subsidiaries for such period, before interest expense and provision for taxes and without giving effect to any extraordinary gains or losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), for such period (taken as one accounting period), determined in accordance with GAAP.

     "EBITDA" for any Person for any period shall mean the EBIT of such Person and its consolidated Subsidiaries for such period plus (to the extent deducted in computing EBIT for such period) depreciation, amortization and other non-cash items, determined in accordance with GAAP.

     "Effective Date" - Section 12.14.

     "Environmental Claim" shall mean any notice, complaint, request for information, claim, demand or similar communication (whether written or oral) by any Person (including, without limitation, the environmental protection authorities of the jurisdiction in which any Property is located or any other national or local regulatory or administrative body), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute (including any Environmental Law, permit, order, approval, authorization, license, variance or agreement with any Person), arising from or in respect of
(i) the presence of any Contaminant or any other environmental, health or safety conditions or a Release or threatened Release on, in, under or emanating from any Property or resulting from any past, present or future operation of any Loan Party or KPP Entity (or any predecessor in interest of any of them) of any other Person in connection with the business of any Loan Party or KPP Entity (or any predecessor in interest of any of them), (ii) any Release for which any Loan Party or KPP Entity is otherwise responsible under the Environmental Laws, (iii) any other circumstance (including, without limitation, any off-site transportation of a Contaminant) forming the basis of any violation or alleged violation of, or liability or alleged liability under, any Environmental Law by any Loan Party or KPP Entity (or any predecessor in interest of any of them),
(iv) any Remedial Action required to be taken by any Loan Party or KPP Entity under the Environmental Laws, or (v) any harm, injury or damage to real or personal property, natural resources, the environment or any Person alleged to have resulted from any of the foregoing.

     "Environmental Costs" shall mean all expenditures made by, all costs, fees, disbursements and expenses (including, without limitation, any expenses of engineers, experts, consultants, attorneys, contractors, surveyors, laboratories and like Persons and costs of investigation and feasibility studies) incurred by, and all liabilities, obligations and responsibilities assumed or incurred by, any Loan Party or KPP Entity for or in respect of (i) any judgments, fines, penalties, obligations, interest, losses, claims, amounts, impositions, damages, punitive damages, consequential damages, treble damages or remedial action paid or taken or agreed to be paid or taken by, due from or assessed against any Loan Party or KPP Entity in respect of any Environmental Claim and (ii) all Remedial Action (including, without limitation, any off-site transportation of a Contaminant) taken by any Loan Party or KPP Entity, whether pursuant to any Environmental Claim or otherwise.

     "Environmental Laws" means all laws, rules, regulations, by-laws, directives, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder by any Government Authority relating to pollution or protection of the environment or occupational health and safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Costs.

     "Equity Interests" shall mean any equity interests issued by any Person, including, without limitation, shares of capital stock, partnership interests or limited liability company interests, any other securities convertible into, or exercisable for, any of the foregoing or other securities of such Person, and options and warrants or other rights to acquire any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any Person which is from time to time a member of a controlled group or a group under common control with any Loan Party within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(14) of ERISA.

     "Eurodollar Interest Determination Date" shall mean the date as of which LIBOR is determined for a LIBOR Loan which shall be two Business Days prior to the commencement of each Interest Period.

     "Event of  Default"  shall mean each of the  Events of  Default  defined in
Section 9.

     "Expense Reimbursement" shall mean expenses incurred by KSI in connection with the Distribution which KSL has agreed to pay to KSI, including approximately $6,100,000 in expenses that KSI has incurred in connection with its redemption of its Adjustable Rate Cumulative Class A Preferred Stock and reasonable legal and professional and other expenses.

     "Facility Fee" - Section 4.2.

     "Federal Funds Effective Rate" shall mean the rate of interest charged by banks with excess reserves at a Federal Reserve district bank to banks needing overnight loans to meet reserve requirements.

     "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow and stockholders' (or partners') equity of such Person.

     "Fiscal Year" shall mean each January 1 - December 31 period.

     "Fiscal Year-End" shall mean, with respect to any Person, the last day of such Person's Fiscal Year.

     "GAAP" shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity).

     "General   Partnership   Interests"  shall  mean  the  general  partnership
interests in KPP and KPOP that are owned of record and beneficially by KPL at any time.

     "Government Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" shall mean by any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness for Borrowed Money or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness for Borrowed Money or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness for Borrowed Money or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty Agreement" shall mean a guaranty agreement,  substantially in the
form  of  Exhibit  D  hereto,  as  such  guaranty   agreement  may  be  amended,
supplemented or otherwise modified from time to time.

     "Harris Bank" shall mean Harris Trust and Savings Bank, Chicago, Illinois.

     "Indebtedness for Borrowed Money" shall mean (i) all indebtedness of (including, without limitation, all indebtedness assumed by) a Person in respect of money borrowed (including, without limitation, the unpaid amount of the purchase price of any property, incurred for such purpose in lieu of borrowing money or using available funds to pay said amount, and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business), or evidenced by a promissory note, bond, debenture or other like obligation to pay money, and including indebtedness under banker's acceptances and with respect to letters of credit, and (ii) all obligations of (including, without limitation, all obligations assumed by) a Person (x) constituting a Capitalized Lease Obligation of such Person, or (y) constituting a Guarantee by such Person.

     "Indemnified Party" - Section 12.3.

     "Intercompany Loan" - Section 8.4.

     "Intercompany Note" - Section 8.4.

     "Interest Period" - Section 3.4.

     "Interest Period Notice" - Section 3.4.

     "Issuance Request" - Section 2A.1.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "KI" shall mean Kaneb Investment, LLC., a Delaware limited liability company.

     "KPL" - introductory paragraph.

     "KPP Entity" or "KPP Entities" shall mean, individually and collectively, KPP, KPOP, STSI and STOP and each of their respective material Subsidiaries.

     "KPOP" shall mean Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership.

     "KPP" shall mean Kaneb Pipe Line Partners, L.P., a Delaware limited partnership.

     "KSI" shall mean Kaneb Services, Inc., a Delaware corporation.

     "KSI Credit Agreement" - Section 8.4.

     "KSI Loan" - Section 8.4.

     "KSI Note" - Section 8.4.

     "KSL" - introductory paragraph.

     "LC Commitment" shall mean $5,000,000, as such amount may from time to time be reduced or terminated pursuant to Section 2.8, Section 9 or any other section of the Agreement.

     "LC Obligations" shall mean the aggregate amount (without duplication) of all LC Outstandings, Deemed Disbursements and Reimbursement Obligations.

     "LC Outstandings" shall mean the aggregate Stated Amount (as it may be reduced from time to time) of all Letters of Credit issued hereunder and outstanding at any point in time.

     "Legal Requirements" shall mean, with respect to any Person, all laws, common law, statutes, rules and regulations of any Government Authority to which such Person or any of its assets is subject or any judgment, decree, franchise, order or permit of any Government Authority applicable to such Person or any of its assets.

     "Letter of Credit" - Section 2A.1.

     "Letter of Credit Fee" - Section 2A.3.

     "LIBOR" shall mean, for each Interest Period, (x) the per annum rate of interest at which U.S. Dollar deposits in the amount of the outstanding principal balance of the LIBOR Loan are or would be offered for such Interest Period in the London interbank market at 11:00 A.M. London time two Business Days prior to the start of such Interest Period by the Bank to prime banks and, in case of variations in rates, the arithmetic average thereof rounded upward if necessary to the nearest 1/16th of 1% calculated by the Bank, divided (and rounded upward to the nearest 1/16 of 1%) by (y) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in the United States in respect of Eurocurrency funding or liabilities.

     "LIBOR Loan" shall mean a Loan during any period that it bears interest determined by reference to LIBOR.

     "LIBOR Margin" shall mean from day to day the applicable LIBOR Margin set forth in the Pricing Grid.

     "Lien" shall mean any mortgage, deed of trust, security deed, pledge, security interest, assignment, encumbrance, lien or other charge of any kind or any other agreement or arrangement having the effect of conferring security (including any agreement to give any of the foregoing, any lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan" - Section 2.1.

     "Loan Agreement" shall mean this Agreement as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

     "Loan Documents" shall mean, individually and collectively, this Agreement, the Note, the Security Documents, the Letters of Credit, and all other instruments and agreements executed in connection herewith and therewith, in each case as amended, supplemented or otherwise modified from time to time. Without limiting the generality of the foregoing, each amendment to the Agreement (as in effect at any time prior to such amendment) or to any other Loan Document, each waiver of any provision of the Agreement (as in effect at any time, before or after any amendment thereof or thereto) or any other Loan Document, and each instrument and agreement executed in connection herewith or therewith shall be deemed to be a Loan Document for all purposes of the Agreement and the other Loan Documents.

     "Loan Party" or Loan Parties" shall mean, individually and collectively, KSL, KPL and each of their respective Subsidiaries. Unless otherwise indicated, neither KPP nor any of its Subsidiaries shall be considered a Loan Party.

     "LP Units" shall mean the securities issued by KPP that evidence or otherwise constitute limited partnership interests in KPP which are listed on the NYSE under the symbol KPP and which, upon satisfaction of the conditions set forth in Section 6.15,can be publicly sold without restriction or registration under securities laws.

     "Management Letter" shall mean any correspondence or report submitted by the Auditors to a Loan Party's CEO, CFO, its board of directors or any committee thereof containing comments and suggestions concerning a Loan Party's accounting procedures and systems based upon the work done by the Auditors during their annual or other audit.

     "Margin Regulations" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same have been amended or supplemented from time to time, and any analogous future regulations.

     "Market Value" shall mean, as of any date of computation, the closing price of the security in question on the NYSE as of the close of business on the immediately preceding Business Day.

     "Material Adverse Change" in respect of a Person shall mean a material adverse change in (i) the business, properties, operations, prospects or condition (financial or otherwise) of such Person or (ii) if such Person is a Loan Party, the ability of such Loan Party to perform, or of the Bank to enforce, the Obligations.

     "Material Adverse Effect" in respect of a Person shall mean an effect that would result in a Material Adverse Change.

     "Material Agreement" shall mean all outstanding contracts, agreements, leases and other understandings to which any Person is a party, or by or under which either has any rights or obligations, which (i) involve the payment to or by any Person of an aggregate of $500,000 or more or (ii) is otherwise material to any Person.

     "Maturity Date" shall mean July 1, 2008.

     "MOL" shall mean Martin Oil LLC, a Delaware limited liability company.

     "MOL Loan Agreement" shall mean the Credit Agreement dated as of March 25, 1998 by and between MOL and Harris Bank, as amended by the First Amendment to Credit Agreement dated as of March 18, 1999 and the Second Amendment to Credit Agreement dated as of February 11, 2000.

     "Moodys" - Section8.12.

     "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which any Loan Party or any ERISA Affiliate of either Borrower contributes or has been obligated to contribute.

     "Net Income" as to any Person for any period shall mean the consolidated net income of such Person and its Subsidiaries for such period, determined in accordance with GAAP.

     "Net Worth" of a Person shall mean such Person's assets less its liabilities, all determined in accordance with GAAP.

     "1933 Act" - Section 12.19.

     "Non-Pledged Units" shall mean the LP Units owned by MOL on the Closing Date and pledged to Harris Bank under the MOL Loan Agreement.

     "Note" shall mean a promissory note of the Borrowers substantially in the form of Exhibit A to this Agreement, as such note may be from time to time amended, supplemented, restated or otherwise modified.

     "Notice of Borrowing" - Section 2.2(a).

     "NYSE" shall mean The New York Stock Exchange, Inc.

     "Obligations" shall mean (x) with respect to each Loan Party other than a Borrower, all obligations of such Loan Party with respect to the repayment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Note and each other Loan Document, and (y) with respect to a Borrower, all obligations of the Borrower with respect to the repayment or performance of obligations (monetary or otherwise) arising under or in connection with this Agreement, the Note and each other Loan Document.

     "Other Accounts" shall mean the Deemed Disbursement Account and the Shortfall Account.

     "Past-Due Rate" - Section 3.3.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA.

     "Pension Plan" shall mean any employee pension benefit plan subject to Title IV of ERISA and maintained by any Loan Party or any ERISA Affiliate of any Loan Party or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

     "Permitted Liens" shall mean the Liens permitted by Section 8.2 of this Agreement including the specific liens listed on Schedule 8.2(f) to this Agreement (but not any that the Bank requires to be terminated on or prior to the Closing Date).

     "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

     "Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) maintained by any Loan Party or any ERISA Affiliate or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

     "Pledge Agreement" shall mean a pledge agreement, substantially in the form of Exhibit C hereto, as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

     "Pledged Units" shall mean the LP Units Satisfactorily Pledged by the Loan Parties to the Bank pursuant to the Security Documents.

     "Pricing Grid" shall mean the following:


------------------------------- ---------------------------- ---------------------------- ----------------------------

 Adjusted Debt/Free Cash Flow          LIBOR Margin               Base Rate Margin            Commitment Fee Rate
------------------------------- ---------------------------- ---------------------------- ----------------------------

        less than 1.5                      1.00%                        0.00%                        0.25%
------------------------------- ---------------------------- ---------------------------- ----------------------------

 equal to or greater than 1.5              1.50%                        0.50%                        0.35%
      and less than 3.5
------------------------------- ---------------------------- ---------------------------- ----------------------------

 equal to or greater than 3.5              1.75%                        0.75%                        0.50%
      and less than 4.0
------------------------------- ---------------------------- ---------------------------- ----------------------------

 equal to or greater than 4.0              2.00%                        1.00%                        0.75%
------------------------------- ---------------------------- ---------------------------- ----------------------------


     "Process Agent" - Section 12.10.

     "Property" shall mean any property owned, leased, controlled, used or operated in the past, present or future by any Loan Party or any KPP Entity.

     "Qualification Requirement" - Section 3.7.

     "Quarterly Certificate" - Section 7.1(c).

     "Recoveries" shall mean any funds, or substitution or receipts or collateral, received by the Bank (a) from the sale, collection or other disposition pursuant to the Security Documents of any collateral, or (b) from any distribution to the Bank, or abandonment to the Bank, or substitute Lien or payment given to the Bank pursuant to events or proceedings of the nature referred to in Section 9.7 of the Agreement, or otherwise, and which distribution or abandonment pertains to any collateral.

     "Regulatory Change" means, relative to the Bank or any Bank Assignee, any change after January 1, 2001 in any (or the adoption after January 1, 2001 of any new):

          (a) United States Federal, state or local law or foreign law applicable to the Bank or any Bank Assignee; or

          (b) regulation, interpretation, directive, or request (whether or not having the force of law) applying to the Bank or such Bank Assignee of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary, central bank or other authority having jurisdiction over the Bank or such Bank Assignee.

     "Reimbursement Obligation" - Section 2A.4.

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discarding, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any property, including without limitation the movement of Contaminants through, on or in the air, soil, surface water or groundwater or the abandonment or discarding of barrels, containers and other closed receptacles containing any Contaminant.

     "Remedial  Action"  shall mean all actions taken or required to be taken to
(i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger present or future public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (iv) cure any other violation of any Environmental Laws.

     "Reportable Event" shall mean a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder.

     "S&P" - Section 8.12.

     "Satisfactorily Pledged" shall mean pledged and delivered, by the Person owning the relevant securities, to the Bank as collateral for the Obligations pursuant to the Security Documents or a different agreement in form and substance reasonably satisfactory to the Bank.

     "SEC" shall mean the Securities and Exchange Commission or any successor entity.

     "Security Documents" shall be the collective reference to (i) each of the agreements referred to in Section 6 (including, without limitation, Section 6.4) pursuant to which Collateral is intended to be granted, directly or indirectly, to the Bank, (ii) the sections of this Agreement pursuant to which the Other Accounts are established, and (iii) each Pledge Agreement or other agreement entered into after the Closing Date pursuant to which Collateral is intended to be granted, directly or indirectly, to the Bank, and (iv) all amendments, supplements or other modifications to such agreements or replacements thereof.

     "Shortfall Account"-- Section 2A.10.

     "Solvent" shall mean, with respect to any Person, that the fair saleable value of the tangible and intangible property (including goodwill) of such Person is, on the date of determination, greater than the total amount of liabilities of such Person as of such date (including contingent liabilities of such Person to the extent such Person considers it probable that it shall actually be liable thereon) and that, as of such date, such Person is able to pay all Indebtedness for Borrowed Money of such Person as such Indebtedness for Borrowed Money matures.

     "Stated Amount" shall mean, as to each Letter of Credit, the maximum amount payable thereunder to the beneficiary thereof upon compliance with the terms and conditions stated therein, as such amount may be reduced from time to time.

     "Stated Expiry Date" - Section 2A.1(b).

     "STOP" shall mean Support Terminals Operating Partnership, L.P., a Delaware limited partnership.

     "STSI" shall mean Support Terminal Services, Inc., a Delaware corporation.

     "Subsidiary" of any Person shall mean any other firm, corporation, partnership, trust or other unincorporated organization or association or other enterprise, 50% or more of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries. Unless otherwise indicated, references to Subsidiaries shall refer to Subsidiaries of KSL.

     "Taxes" - Section 5.2.

     "Termination Event" shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the issuance of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) receipt by any Loan Party or any ERISA Affiliate of notice of the PBGC's intention to terminate any Pension Plan or to have a trustee or the PBGC appointed to administer any Pension Plan or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Transfer" shall mean any sale, conveyance, lease or other disposition (and
"Transferred",   "Transferring"   and  other   variations   thereof  shall  have
correlative meanings).

     "UCC" - Section 10.14.

     "Unutilized Commitment" shall mean the amount by which the Commitment at any time exceeds the sum of (x) the aggregate principal amount of Loans then outstanding plus (y) the LC Obligations.

     "Unutilized LC Commitment" shall mean the amount by which the LC Commitment at any time exceeds the LC Obligations.

     "UK" shall mean the United Kingdom.

     "United States," "US" or "U.S." shall mean the United States of America.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.